EXHIBIT 4.6

EXECUTION VERSION

SECURITY AGREEMENT

among

ACCO BRANDS CORPORATION,

CERTAIN OTHER SUBSIDIARIES OF ACCO BRANDS CORPORATION
FROM TIME TO TIME PARTY HERETO

and

U.S. BANK NATIONAL ASSOCIATION,
as COLLATERAL TRUSTEE

________________________________

Dated as of September 30, 2009
________________________________

SECURITY AGREEMENT

SECURITY AGREEMENT (as amended, modified, restated and/or supplemented from time to time, this “Agreement”), dated as of September 30, 2009, made by each of the undersigned assignors (each, an “Assignor” and, together with any other Person that becomes an assignor hereunder pursuant to Section 10.12, the “Assignors”) in favor of U.S. Bank National Association, as collateral trustee (together with any successor collateral trustee, the “Collateral Trustee”), for the benefit of the Secured Parties.  Certain capitalized terms as used herein are defined in Article IX.  Except as otherwise defined herein, all capitalized terms used herein and defined in the Collateral Trust Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H:

WHEREAS, ACCO Brands Corporation (the “Issuer”), the other Assignors and U.S. Bank National Association, as trustee (together with any successor trustee, the “Indenture Trustee”), have entered into an Indenture, dated as of September 30, 2009 (as amended, modified, restated and/or supplemented from time to time, the “Indenture”), relating to the Issuer’s 10.625% Senior Secured Notes due 2015 (the “Senior Secured Notes”);

WHEREAS, the Issuer, the other Assignors, the Trustee, the other representatives and agents from time to time party thereto and the Collateral Trustee have entered into a Collateral Trust Agreement, dated as of September 30, 2009 (as amended, modified, restated and/or supplemented from time to time, the “Collateral Trust Agreement”);

WHEREAS, pursuant to the Indenture, each Guarantor party thereto has guaranteed to the Secured Parties the payment when due of all Secured Debt Obligations;

WHEREAS, it is a condition precedent to the issuance of any Senior Secured Notes and any other Series of Priority Lien Debt pursuant to the Priority Lien Documents that each Assignor shall have secured its obligations under the Indenture and the other Secured Debt Documents as set forth herein and executed and delivered to the Pledgee this Agreement; and

WHEREAS, each Assignor will obtain benefits from the issuance of Senior Secured Notes and the other transactions contemplated by the Priority Lien Documents and, accordingly, desires to execute this Agreement in order to satisfy the condition described in the preceding paragraph;

NOW, THEREFORE, in consideration of the benefits accruing to each Assignor, the receipt and sufficiency of which are hereby acknowledged, each Assignor hereby makes the following representations and warranties to the Collateral Trustee for the benefit of the Secured Parties and hereby covenants and agrees with the Collateral Trustee for the benefit of the Secured Parties as follows:

ARTICLE I

SECURITY INTERESTS

1.1  Grant of Security Interests.  (a)  As security for the prompt and complete payment and performance when due of all of the Secured Debt Obligations, each Assignor does hereby assign and transfer unto the Collateral Trustee, and does hereby pledge and grant to the Collateral Trustee, for the benefit of the Secured Parties, a continuing security interest in all of the right, title and interest of such Assignor in, to and under all of the following personal property and fixtures (and all rights therein) of such Assignor, or in which or to which such Assignor has any rights, in each case whether now existing or hereafter from time to time acquired:

(i)	each and every Account;

(ii)	all Money and Cash Equivalents;

(iii)	the Collateral Proceeds Account and all monies, securities, Instruments and other investments deposited or required to be deposited in the Collateral Proceeds Account;

(iv)	all Chattel Paper (including, without limitation, all Tangible Chattel Paper and all Electronic Chattel Paper);

(v)
all Commercial Tort Claims described on Schedule 5 of the Perfection Certificate (together with any Commercial Tort Claims as to which the Assignors have complied with the requirements of Section 3.11 hereof);

(vi)	Contracts, together with all Contract Rights arising thereunder;

(vii)	all Equipment;

(viii)
all Deposit Accounts, Securities Accounts and Commodity Accounts, and all other demand, deposit, time, savings, cash management, passbook and similar accounts maintained by such Assignor with any Person and all monies, securities, Instruments and other investments deposited or required to be deposited in any of the foregoing;

(ix)	all Farm Products;

(x)	all Fixtures;

(xi)	all Documents;

(xii)	all General Intangibles;

(xiii)	all Goods;

(xiv)	all Instruments;

(xv)	all Intellectual Property;

(xvi)	all Inventory;

(xvii)	all Investment Property;

(xviii)
all Letter-of-Credit Rights, whether or not the respective letter of credit is evidenced by a writing (together with all Accounts, Chattel Paper, Instruments, Deposit Accounts, General Intangibles  and other obligations of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance, the “Receivables”; and all rights now or hereafter existing in and to all supporting obligations and in and to all security agreements, mortgages, Liens, leases, letters of credit and other contracts securing or otherwise relating to the Receivables, being the “Related Contracts”);

(xix)	all Permits;

(xx)	all Software and computer programs and all Software and computer program licensing rights;

(xxi)	all Supporting Obligations;

(xxii)	all books and records (including, without limitation, customer lists, credit files, printouts and other computer output materials and records) of such Assignor pertaining to any of the Collateral;

(xxiii)	all other tangible and intangible personal property; and

(xxiv)	all Proceeds and products of any and all of the foregoing (all of the above, the “Collateral”),

provided that, notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in, and “Collateral” shall not include, any Excluded Asset.

(b)           The security interest of the Collateral Trustee under this Agreement extends to all Collateral which any Assignor may acquire, or with respect to which any Assignor may obtain rights, at any time during the term of this Agreement.

(c)           Notwithstanding anything to the contrary contained in this Section 1.1 or elsewhere in this Agreement, each Assignor and the Collateral Trustee (on behalf of the Secured Parties) acknowledges and agrees that:

(i)           the security interest granted pursuant to this Agreement (including pursuant to this Section 1.1) to the Collateral Trustee for the benefit of the Secured Parties is subject to the lien priorities set forth in the Intercreditor Agreement, including, without limitation, Section 2.01 thereof; and

(ii)           the security interests of the ABL Collateral Agent on behalf of the holders of ABL Debt Obligations in the Collateral constitute security interests separate and apart (and of a different class and claim) from the security interests of the Collateral Trustee on behalf of the Secured Parties in the Collateral.

1.2  Power of Attorney.  Each Assignor hereby constitutes and appoints the Collateral Trustee and any officer or agent thereof (such appointment being coupled with an interest) its true and lawful attorney, irrevocably, with full power (in the name of such Assignor or otherwise) to, in each case subject to the Intercreditor Agreement:

(i)
obtain and adjust insurance required to be maintained by such Assignor or paid to the Collateral Trustee pursuant to Section 6.1 hereof or otherwise deemed necessary by the Collateral Trustee to preserve the value of the Collateral;

(ii)
upon the occurrence and during the continuance of any Event of Default, to ask for, collect, sue for, recover, act, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due or to become due to such Assignor under or arising out of the Collateral;

(iii)
upon the occurrence and during the continuance of any Event of Default, to receive, endorse and collect any checks, drafts or other instruments or orders, documents and chattel paper in connection with clause (ii) above;

(iv)
upon the occurrence and during the continuance of any Event of Default, to (A) file any claims or take any action or institute any proceedings which the Collateral Trustee may deem to be necessary or advisable for the collection of any of the Collateral or otherwise to protect the interests of the Secured Parties with respect to any of the Collateral and (B) defend any suit, action or proceeding brought against such Assignor with respect to any Collateral and settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Trustee may deem appropriate;

(v)
upon the occurrence and during the continuance of any Event of Default, to direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to the Collateral Trustee or as the Collateral Trustee may direct;

(vi)	upon the occurrence and during the continuance of any Event of Default, to execute, in connection with and sale provided for in Section 7.2, any endorsement, assignment or other instrument of conveyance or transfer with respect to the Collateral;

(vii)
upon the occurrence and during the continuance of any Event of Default, to assign any Intellectual Property throughout the world for such term or terms, on such conditions, and in such manner as the Collateral Trustee shall in its sole discretion determine, including the execution and filing of any document necessary to effectuate or record such assignment;

(viii)	to prepare and file any UCC financing statements relating to the Collateral against such Assignor (a copy of which shall be delivered to such Assignor)

(ix)
to prepare, sign and file for recordation in any Intellectual Property registry, appropriate evidence of the lien and security interest granted herein in the Intellectual Property and the goodwill and General Intangibles of such Assignor relating thereto or represented thereby in the name of such Assignor as debtor (a copy of which shall be delivered to such Assignor);

(x)
to pay or discharge taxes and Liens (other than Permitted Liens) levied or placed on or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Trustee (or as instructed by an Act of Required Debtholders); and

(xi)
upon the occurrence and during the continuance of any Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Trustee were the absolute owner thereof for all purposes, and to do, at the Collateral Trustee’s option and such Assignor’s expense, at any time and from time to time, all acts and things that the Collateral Trustee deems reasonably necessary to protect, preserve or realize upon the Collateral and the Collateral Trustee’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Assignor might do.

Each Assignor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.

ARTICLE II

GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Assignor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

2.1  Necessary Filings.  All filings, registrations, recordings and other actions necessary or appropriate to create, preserve and perfect the security interest granted by such

Assignor to the Collateral Trustee hereby in respect of the Collateral have been, or will within two Business Days of the Issue Date (or such later date as provided in the Indenture or other Secured Debt Documents) be, accomplished and the security interest granted to the Collateral Trustee pursuant to this Agreement in and to the Collateral creates a valid and, together with all such filings, registrations, recordings and other actions, a perfected security interest therein and such security interest is, in the case of the Notes Collateral, first priority, and in the case of the ABL Collateral, second priority, prior to the rights of all other Persons therein and subject to no other Liens (other than Permitted Liens) and is entitled to all the rights, priorities and benefits afforded by the UCC or other relevant law as enacted in any relevant jurisdiction to perfected security interests, in each case to the extent that the Collateral consists of the type of property in which a security interest may be perfected by possession or control (within the meaning of the UCC as in effect on the date hereof in the State of New York), (i) by filing a financing statement under the UCC as enacted in any relevant jurisdiction or, (ii) in addition to the filing of such financing statements, by a filing of an Intellectual Property Security Agreement in the respective form attached hereto in the United States Patent and Trademark Office or in the United States Copyright Office or any foreign equivalent office reasonably requested by the Collateral Trustee (such filings of Intellectual Property Security Agreements under this clause (ii), the “IP Filings”); provided that with respect to such IP Filings, the requirements in the foregoing sentence shall apply (a) as of the Issue Date, with respect to all United States registrations and applications for material Intellectual Property and all other United States Intellectual Property for which all IP Recordals (as defined below) are complete, including the Intellectual Property set forth in Schedule 2.1(a), (b) as of 30 days after the Issue Date, with respect to all other United States registrations and applications for Intellectual Property, including the Intellectual Property set forth in Schedule 2.1(b), and (c) as of 90 days after the Issue Date, with respect to all material Intellectual Property that is subject to a registration or application in foreign jurisdictions, including the Intellectual Property set forth in Schedule 2.1(c).  For purposes of clarification and without limitation to the foregoing, prior to each applicable date set forth in clause (ii) of the preceding sentence, each Assignor shall, at such Assignor’s expense, effect the necessary corrective change of ownership and recordals with all patent, trademark and copyright offices, domain name registrars and other similar authorities (i) where Intellectual Property of any Assignor is still recorded in the name of legal predecessors of such Assignor or any party other than such Assignor or (ii) where the relevant recordals of the patent, copyright and trademark offices, domain name registrars and other similar authorities are incorrect for any other reason with respect to such Intellectual Property of any Assignor (such corrective change of ownership and recordals in clauses (i) and (ii), the “IP Recordals”).  No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for either (i) the pledge or grant by any Assignor of the security interests purported to be created in favor of the Collateral Trustee hereunder or (ii) the exercise by the Collateral Trustee of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (A) for the filings contemplated pursuant to this Section 2.1 and (B) as may be required, in connection with the disposition of any Investment Property, by laws generally affecting the offering and sale of securities and as may be required under federal laws pertaining to Intellectual Property.

2.2  No Liens.  Such Assignor is, and as to all Collateral acquired by it from time to time after the date hereof such Assignor will be, the owner of all Collateral free from any Lien or other right, title or interest of any Person (other than Permitted Liens), and, subject to the

Intercreditor Agreement, such Assignor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Collateral Trustee.

2.3  Other Financing Statements.  As of the date hereof, there is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral (other than financing statements filed in respect of Permitted Liens), and so long as the Discharge of Priority Lien Obligations has not occurred or any other Secured Debt Obligations remain outstanding, such Assignor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by such Assignor or in connection with Permitted Liens.

2.4  Chief Executive Office, Record Locations.  The chief executive office of such Assignor is, on the date of this Agreement, located at the address indicated in paragraph 1 of the Perfection Certificate for such Assignor.  During the period of the four calendar months preceding the date of this Agreement, the chief executive office of such Assignor has not been located at any address other than that indicated in paragraph 1 of the Perfection Certificate in accordance with the immediately preceding sentence, in each case unless each such other address is also indicated in paragraph 1 of the Perfection Certificate for such Assignor.

2.5  Location of Inventory and Equipment.  All Inventory and Equipment held on the date hereof, or held at any time during the four calendar months prior to the date hereof, by each Assignor is located at one of the locations shown in paragraph 1 of the Perfection Certificate for such Assignor.  Each Assignor shall keep all Equipment and Inventory in the locations specified in paragraph 1 of the Perfection Certificate; provided that Equipment and Inventory may be moved to another location in the United States as long as such location is in the United States and listed in paragraph 1 of the Perfection Certificate or such Assignor shall have provided the Collateral Trustee with prior written notice of such new location.

2.6  Legal Names; Type of Organization (and Whether a Registered Organization and/or a Transmitting Utility); Jurisdiction of Organization; Location; Organizational Identification Numbers; Federal Employer Identification Number; Changes Thereto; etc.  The exact legal name of each Assignor, the type of organization of such Assignor, whether or not such Assignor is a Registered Organization, the jurisdiction of organization of such Assignor, such Assignor’s Location, the organizational identification number (if any) of such Assignor, the Federal Employer Identification Number (if any), and whether or not such Assignor is a Transmitting Utility, is listed in paragraph 2 of the Perfection Certificate for such Assignor.  Such Assignor shall not change its legal name, its type of organization, its status as a Registered Organization (in the case of a Registered Organization), its status as a Transmitting Utility or as a Person which is not a Transmitting Utility, as the case may be, its jurisdiction of organization, its Location, its organizational identification number (if any), or its Federal Employer Identification Number (if any) from that listed in paragraph 2 of the Perfection Certificate, except that any such changes shall be permitted (so long as not in violation of the applicable requirements of the Secured Debt Documents and so long as same do not involve (x) a

Registered Organization ceasing to constitute same or (y) such Assignor changing its jurisdiction of organization or Location from the United States or a State thereof to a jurisdiction of organization or Location, as the case may be, outside the United States or a State thereof) if (i) it shall have given to the Collateral Trustee not less than 15 days’ prior written notice of each change to the information listed in paragraph 2 of the Perfection Certificate (as adjusted for any subsequent changes thereto previously made in accordance with this sentence), and (ii) in connection with the respective such change or changes, it shall have taken all action reasonably requested by the Collateral Trustee (or as directed by an Act of Required Debtholders) to maintain the security interests of the Collateral Trustee in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.  In addition, to the extent that such Assignor does not have an organizational identification number on the date hereof and later obtains one, such Assignor shall promptly thereafter notify the Collateral Trustee of such organizational identification number and shall take all actions reasonably satisfactory to the Collateral Trustee to the extent necessary to maintain the security interest of the Collateral Trustee in the Collateral intended to be granted hereby fully perfected and in full force and effect.

2.7  Trade Names; Etc.  Such Assignor has or operates in any jurisdiction under, or in the preceding five years has had or has operated in any jurisdiction under, no trade names, fictitious names or other names except its legal name as specified in paragraph 2(a) of the Perfection Certificate and such other trade or fictitious names as are listed in paragraph 3 of the Perfection Certificate for such Assignor.  Such Assignor has not changed its legal name as specified in paragraph 2(a) of the Perfection Certificate since August 17, 2005.  Such Assignor shall not assume or operate in any jurisdiction under any new trade, fictitious or other name until (i) it shall have given to the Collateral Trustee not less than 15 days’ written notice of its intention so to do, clearly describing such new name and the jurisdictions in which such new name will be used and providing such other information in connection therewith as the Collateral Trustee may reasonably request and (ii) with respect to such new name, it shall have taken all action reasonably requested by the Collateral Trustee (or as directed by an Act of Required Debtholders) to maintain the security interest of the Collateral Trustee in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

2.8  Certain Significant Transactions. Since August 17, 2005, no Person shall have merged or consolidated with or into any Assignor, and no Person shall have liquidated into, or transferred all or substantially all of its assets to, any Assignor, in each case except as described in paragraph 4 of the Perfection Certificate.  With respect to any transactions so described in paragraph 4 of the Perfection Certificate, the respective Assignor shall have furnished such information with respect to the Person (and the assets of the Person and locations thereof) which merged with or into or consolidated with such Assignor, or was liquidated into or transferred all or substantially all of its assets to such Assignor, and shall have furnished to the Collateral Trustee such UCC lien searches as reasonably requested or as set forth in an Act of Required Debtholders with respect to such Person and its assets, to establish that no security interest (excluding Permitted Liens) continues perfected on the date hereof with respect to any Person described above (or the assets transferred to the respective Assignor by such Person), including without limitation pursuant to Section 9-316(a)(3) of the UCC.

2.9  Non-UCC Property.  The aggregate fair market value (as determined by the Assignors in good faith) of all property of the Assignors of the types described in clauses (1), (2) and (3) of Section 9-311(a) of the UCC (but excluding any Intellectual Property) does not exceed $1,000,000.  If the aggregate value of all such property at any time owned by all Assignors exceeds $1,000,000, the Assignors shall provide prompt written notice thereof to the Collateral Trustee and, upon the request of the Collateral Trustee, the Assignors shall promptly (and in any event within 30 days) take such actions (at their own cost and expense) as may be required under the respective United States, State or other laws referenced in Section 9-311(a) of the UCC to perfect the security interests granted herein in any Collateral where the filing of a financing statement does not perfect the security interest in such property in accordance with the provisions of Section 9-311(a) of the UCC; provided, however, that notwithstanding anything in this Section 2.9, the Assignors shall take such actions necessary to perfect the security interests granted herein in (x) Marks consistent with Article IV of this Agreement and (y) Copyrights and Patents consistent with Article V of this Agreement.

2.10  As-Extracted Collateral; Timber-to-be-Cut.  On the date hereof, such Assignor does not own, or expect to acquire, any property which constitutes, or would constitute, As-Extracted Collateral or Timber-to-be-Cut.  If at any time after the date of this Agreement such Assignor owns, acquires or obtains rights to any As-Extracted Collateral or Timber-to-be-Cut, such Assignor shall furnish the Collateral Trustee with prompt written notice thereof (which notice shall describe in reasonable detail the As-Extracted Collateral and/or Timber-to-be-Cut and the locations thereof) and shall take all actions as may be deemed reasonably necessary or desirable by the Collateral Trustee to perfect the security interest of the Collateral Trustee therein.

2.11  Collateral in the Possession of a Warehouseman, Bailee or Agent.  If any Inventory or other Goods are at any time in the possession of a warehouseman, bailee or agent, or is located at leased premises or mortgaged property such Assignor shall promptly notify the Collateral Trustee thereof and shall (i) notify any such warehouseman, bailee, agent or landlord of the security interest created hereunder, (ii) instruct any such warehouseman, bailee or agent to hold all such Collateral solely for the Collateral Trustee’s account subject only to the Collateral Trustee’s instructions (or the ABL Collateral Agent’s account subject only to the ABL Collateral Agent’s instructions with respect to ABL Collateral), and (iii) if requested by the Collateral Trustee, use its commercially reasonable efforts to (A) cause such warehouseman, bailee or agent to authenticate a record acknowledging that it holds possession of such Collateral for the Collateral Trustee’s benefit and shall act solely on the instructions of the Collateral Trustee (or for the ABL Collateral Agent’s benefit and shall act solely on the instructions of the ABL Collateral Agent with respect to ABL Collateral) without the further consent of the Assignor or any other Person and make such authenticated record available to the Collateral Trustee, and (B) obtain a landlord waiver and/or bailee agreement, in each case in form and substance reasonably satisfactory to the Collateral Trustee, from such warehouseman, bailee or agent or the applicable landlord or mortgagee. The Collateral Trustee agrees with such Assignor that the Collateral Trustee shall not give any such instructions unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the respective Assignor with respect to any such bailee.

2.12  Inventory and Equipment.  The Inventory that has been produced or distributed by such Assignor has been produced in compliance with all requirements of applicable law in all material respects, including, without limitation, the Fair Labor Standards Act of 1938.  No Assignor shall knowingly produce, use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral.  Each Assignor will cause its Equipment to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted together with insured losses, and will forthwith, or in the case of any loss or damage to any of such Equipment as soon as practicable after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end.  Each Assignor will promptly furnish to the Collateral Trustee a statement respecting any loss or damage exceeding $250,000 to any of its Equipment or Inventory.

2.13  Perfection Certificate.  The Perfection Certificate has been duly prepared, completed and executed by the Assignors and the information set forth therein, including the exact legal name of each Assignor, its jurisdiction of organization and its organizational number (if any), is true, accurate and complete as of the Effective Date and as of each delivery of a Perfection Certificate Supplement required pursuant to Section 6.3 or any other section of this Agreement.

2.14  Recourse.  This Agreement is made with full recourse to each Assignor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Assignor contained herein, in the Secured Debt Documents and otherwise in writing in connection herewith or therewith.

ARTICLE III

SPECIAL PROVISIONS CONCERNING ACCOUNTS; CONTRACT RIGHTS; INSTRUMENTS; CHATTEL PAPER AND CERTAIN OTHER COLLATERAL

3.1  Additional Representations and Warranties.  As of the time when each of its Accounts arises, each Assignor shall be deemed to have represented and warranted that each such Account, and all records, papers and documents relating thereto (if any) are genuine and what they purport to be, and that all papers and documents (if any) relating thereto (i) will, to the knowledge of such Assignor, represent the genuine, legal, valid and binding obligation of the account debtor evidencing indebtedness unpaid and owed by the respective account debtor arising out of the performance of labor or services or the sale or lease and delivery of the merchandise listed therein, or both, (ii) will be the only papers and documents evidencing and embodying such obligation of the account debtor named therein (other than copies created for general accounting purposes), (iii) will, to the knowledge of such Assignor, evidence true and valid obligations, enforceable in accordance with their respective terms, and (iv) will be in compliance and will conform in all material respects with all applicable federal, state and local laws and applicable laws of any relevant foreign jurisdiction.

3.2  Maintenance of Records.  Each Assignor will keep and maintain at its own cost and expense accurate records of its Accounts and Contracts, including, but not limited to,

originals of all documentation (including each Contract) with respect thereto, records of all payments received, all credits granted thereon, all merchandise returned and all other dealings therewith, and such Assignor will make the same available on such Assignor’s premises to the Collateral Trustee for inspection, at such Assignor’s own cost and expense, at any and all reasonable times upon prior notice to such Assignor and otherwise in accordance with the Indenture and the Collateral Trust Agreement.  Upon the occurrence and during the continuance of an Event of Default and at the request of the Collateral Trustee, such Assignor shall, promptly, at its own cost and expense, deliver all tangible evidence of its Accounts and Contract Rights (including, without limitation, all documents evidencing the Accounts and all Contracts) and such books and records to the Collateral Trustee or to its representatives (copies of which evidence and books and records may be retained by such Assignor).  Upon the occurrence and during the continuance of an Event of Default and if the Collateral Trustee so directs, such Assignor shall legend, in form and manner satisfactory to the Collateral Trustee, the Accounts and the Contracts, as well as books, records and documents (if any) of such Assignor evidencing or pertaining to such Accounts and Contracts with an appropriate reference to the fact that such Accounts and Contracts have been assigned to the Collateral Trustee and that the Collateral Trustee has a security interest therein.

3.3  Direction to Account Debtors; Contracting Parties; etc.  Subject to the Intercreditor Agreement, upon notice to the Issuer of the occurrence and during the continuance of an Event of Default, if the Collateral Trustee so directs any Assignor, such Assignor agrees (x) to cause all payments on account of the Accounts, Receivables, Related Contracts and Contracts to be made directly to the Collateral Proceeds Account, (y) that the Collateral Trustee may, at its option, directly notify the obligors with respect to any Accounts, Receivables, Related Contracts and/or under any Contracts to make payments with respect thereto as provided in the preceding clause (x), and (z) that the Collateral Trustee may enforce collection of any such Accounts, Receivables, Related Contracts and Contracts and may adjust, settle or compromise the amount of payment thereof, in the same manner and to otherwise exercise all rights with respect to such Accounts, Receivables, Assigned Agreements and Related Contracts, including, without limitation, those set forth set forth in Section 9-607 of the UCC.  Subject to the Intercreditor Agreement, upon the occurrence and during the continuation of an Event of Default and upon demand of the Collateral Trustee, all amounts and proceeds (including, without limitation, Instruments) received by such Assignor in respect of the Accounts, Receivables, Related Contracts and Contracts of such Assignor shall be received in trust for the benefit of the Collateral Trustee hereunder, shall be segregated from other funds of such Assignor and shall be transferred to the Collateral Proceeds Account for application to the Secured Debt Obligations as provided in Section 3.4 of the Collateral Trust Agreement.  The reasonable costs and expenses of collection (including reasonable attorneys’ fees), whether incurred by an Assignor or the Collateral Trustee, shall be borne by the relevant Assignor.  The Collateral Trustee shall deliver a copy of each notice referred to in the preceding clause (y) to the relevant Assignor, provided that (x) the failure by the Collateral Trustee to so notify such Assignor shall not affect the effectiveness of such notice or the other rights of the Collateral Trustee created by this Section 3.3 and (y) no such notice shall be required if an Event of Default of the type described in Section 6.01(g) or Section 6.01(h) of the Indenture has occurred and is continuing.

3.4  Modification of Terms; etc.  Except in accordance with such Assignor’s ordinary course of business and consistent with reasonable business judgment or as permitted by

Section 3.5, no Assignor shall rescind or cancel any indebtedness evidenced by any Account or under any Contract, or modify any material term thereof or make any material adjustment with respect thereto, or extend or renew the same, or compromise or settle any material dispute, claim, suit or legal proceeding relating thereto, or sell any Account or Contract, or interest therein, without the prior written consent of the Collateral Trustee (or as directed by an Act of Required Debtholders).  Other than as provided in this Section 3.4, no Assignor will do anything to materially impair the rights of the Collateral Trustee in the Accounts or Contracts.

3.5  Collection.  Each Assignor shall endeavor in accordance with reasonable business practices to cause to be collected from the account debtor named in each of its Accounts and Receivables or obligor under any Contract or Related Contract, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures) any and all amounts owing under or on account of such Account, Receivable, Contract or Related Contract, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account or Receivable or under such Contract or Related Contract.  Except as otherwise directed by the Collateral Trustee after the occurrence and during the continuation of an Event of Default, any Assignor may allow in the ordinary course of business as adjustments to amounts owing under its Accounts, Receivables, Contracts and Related Contracts (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which such Assignor finds appropriate in accordance with reasonable business judgment and (ii) a refund or credit due as a result of returned or damaged merchandise or improperly performed services or for other reasons which such Assignor finds appropriate in accordance with reasonable business judgment.  Except in the ordinary course of business and consistent with past practice, no Assignor will permit or consent to the subordination of its right to payment under any of the Accounts, Receivables, Contracts or Related Contracts to any other indebtedness or obligations of the Account Debtor or obligor thereof.  The reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees) of collection, whether incurred by an Assignor or the Collateral Trustee, shall be borne by the relevant Assignor.

3.6  Instruments.  If any Assignor owns or acquires any Instrument in excess of $1,000,000 constituting Collateral (other than (x) checks and other payment instruments received and collected in the ordinary course of business and (y) any Instrument subject to pledge pursuant to the Pledge Agreement), such Assignor will within 10 Business Days notify the Collateral Trustee thereof, and upon request by the Collateral Trustee will promptly deliver such Instrument to the Collateral Trustee appropriately endorsed to the order of the Collateral Trustee (unless the ABL Collateral Agent is granted a prior security interest in such Instrument and the same is required to be delivered (and are delivered) to the ABL Collateral Agent for the benefit of the holders of ABL Debt Obligations pursuant to the Intercreditor Agreement).

3.7  Assignors Remain Liable Under Accounts.  Anything herein to the contrary notwithstanding, the Assignors shall remain liable under each of the Accounts and Receivables to observe and perform all of the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to such Accounts or Receivables, as applicable.  Neither the Collateral Trustee nor any other Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Trustee or any other Secured

Party of any payment relating to such Account or Receivable pursuant hereto, nor shall the Collateral Trustee or any other Secured Party be obligated in any manner to perform any of the obligations of any Assignor under or pursuant to any Account or Receivable (or, in each case, any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by them or as to the sufficiency of any performance by any party under any Account or Receivable (or, in each case, any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

3.8  Assignors Remain Liable Under Contracts.  Anything herein to the contrary notwithstanding, the Assignors shall remain liable under each of the Contracts or Related Contracts to observe and perform all of the conditions and obligations to be observed and performed by them thereunder, all in accordance with and pursuant to the terms and provisions of each Contract or Related Contract, as applicable.  Neither the Collateral Trustee nor any other Secured Party shall have any obligation or liability under any Contract or Related Contract by reason of or arising out of this Agreement or the receipt by the Collateral Trustee or any other Secured Party of any payment relating to such Contract or Related Contract, as the case may be, pursuant hereto, nor shall the Collateral Trustee or any other Secured Party be obligated in any manner to perform any of the obligations of any Assignor under or pursuant to any Contract or Related Contract, as the case may be, to make any payment, to make any inquiry as to the nature or the sufficiency of any performance by any party under any Contract or Related Contract, as the case may be, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

3.9  Deposit Accounts; Etc.  (a) Each Assignor hereby represents and warrants that, as of the date hereof, it does not maintain any Deposit Accounts, Securities Accounts or Commodity Accounts other than the Deposit Accounts, Securities Accounts and Commodity Accounts listed on Schedule 15 to the Perfection Certificate.  Each of the Assignors will, within 60 days of the Issue Date (or, except for the Collateral Proceeds Account, such later date as determined by the ABL Collateral Agent in its sole discretion), deliver to the Collateral Trustee fully executed control agreements in form and substance reasonably satisfactory to the Collateral Trustee (or as directed by an Act of Required Debtholders) with respect to each of the Deposit Accounts, Securities Accounts and Commodity Accounts, other than Excluded Accounts, owned or maintained by such Assignor.  From and after 60 days following the Issue date, no Assignor shall hereafter establish and maintain any Deposit Account, Securities Account or Commodity Account, other than an Excluded Account, unless (1) the applicable Assignor shall have given the Collateral Trustee prior written notice of its intention to establish such new Deposit Account, Securities Account or Commodity Account and (2) such Assignor shall have delivered to the Collateral Trustee a fully executed control agreement with respect to such Deposit Account, Securities Account or Commodity Account.  No Assignor shall grant control of any Deposit Account, Securities Account or Commodity Account to any Person other than the Collateral Trustee and, subject to the terms of the Intercreditor Agreement, the ABL Collateral Agent.

(b)           Subject to the Intercreditor Agreement, the Collateral Trustee may, at any time and upon notice to, but without consent from, any applicable Assignor, take control of,

transfer, or direct the transfer of, funds from any Deposit Account, Securities Account or Commodity Account, other than an Excluded Account, owned or maintained by such Assignor to satisfy such Assignor’s obligations under the Secured Debt Documents if an Event of Default shall have occurred and be continuing.

(c)           All amounts received in respect of any Account of an Account Debtor of any Assignor, in addition to all other cash received by any Assignor from any other source, shall upon receipt be promptly deposited into a Deposit Account, Securities Account or Commodity Account that is not, in each case, an Excluded Account.

3.10  Letter-of-Credit Rights.  If any Assignor is at any time a beneficiary under a letter of credit with a stated amount of $1,000,000 or more, such Assignor shall promptly notify the Collateral Trustee thereof and, at the request of the Collateral Trustee, such Assignor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Trustee (or as directed by an Act of Required Debtholders), use its reasonable best efforts to (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Trustee of the proceeds of any drawing under such letter of credit or (ii) arrange for the Collateral Trustee to become the transferee beneficiary of such letter of credit (unless the ABL Collateral Agent is granted a prior security interest in such letter of credit and the issuer or confirmer of such letter of credit is required to consent to an assignment to the ABL Collateral Agent or the ABL Collateral Agent is required to become the transferee beneficiary of such letter of credit pursuant to the Intercreditor Agreement), with the Collateral Trustee agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied as provided in this Agreement after the occurrence and during the continuance of an Event of Default.

3.11  Commercial Tort Claims.  All Commercial Tort Claims of each Assignor in existence on the date of this Agreement are described in paragraph 5 of the Perfection Certificate.  If any Assignor shall at any time after the date of this Agreement acquire a Commercial Tort Claim in an amount (taking the greater of the aggregate claimed damages thereunder or the reasonably estimated value thereof) of $1,000,000 or more, such Assignor shall promptly notify the Collateral Trustee thereof in a writing signed by such Assignor and describing the details thereof and shall grant to the Collateral Trustee in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Trustee (or as directed by an Act of Required Debtholders).

3.12  Chattel Paper.  Upon the request of the Collateral Trustee made at any time or from time to time, each Assignor shall promptly furnish to the Collateral Trustee a list of all Electronic Chattel Paper held or owned by such Assignor.  Furthermore, if requested by the Collateral Trustee, each Assignor shall promptly take all actions which are reasonably practicable so that the Collateral Trustee has “control” of all Electronic Chattel Paper in accordance with the requirements of Section 9-105 of the UCC (unless the ABL Collateral Agent is granted a prior security interest in such Electronic Chattel Paper and the same is required to be subject to the “control” (in accordance with the requirements of Section 9-105 of the UCC) of the ABL Collateral Agent pursuant to the Intercreditor Agreement).  Each Assignor will promptly (and in any event within 10 days) following any request by the Collateral Trustee, deliver all of its Tangible Chattel Paper to the Collateral Trustee (unless the ABL Collateral

Agent is granted a prior security interest in such Tangible Chattel Paper and the same are required to be delivered (and are delivered) to the ABL Collateral Agent for the benefit of the holders of ABL Debt Obligations pursuant to the Intercreditor Agreement).

3.13  Further Actions.  Each Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Trustee from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, certificates, reports and other assurances or instruments (unless the ABL Collateral Agent is granted a prior security interest in such certificates and instruments and the same are required to be delivered (and are delivered) to the ABL Collateral Agent for the benefit of the holders of ABL Debt Obligations pursuant to the Intercreditor Agreement) and take such further steps, including any and all actions as may be necessary or required under the Federal Assignment of Claims Act, relating to its Accounts, Contracts, Instruments and other property or rights covered by the security interest hereby granted, as the Collateral Trustee may reasonably require.

ARTICLE IV

SPECIAL PROVISIONS CONCERNING TRADEMARKS AND DOMAIN NAMES

Each Assignor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

4.1  Additional Representations and Warranties.  (a) Schedule 6A of the Perfection Certificate sets forth a true, complete and accurate list of all (i) United States, state and foreign registrations of and applications for registration of Marks and Domain Names owned by an Assignor, and (ii) Mark Licenses that are material to the business of any Assignor;

(b)           It is the sole, exclusive, true and lawful beneficial and record owner of the Marks and Domain Names listed in Schedule 6A of the Perfection Certificate for such Assignor, free and clear of all Liens (other than, in the case of Marks and Domain Names that are not material, Permitted Liens);

(c)           It owns or otherwise has the valid right to use all Marks and Domain Names used in or necessary to conduct the business of such Assignor, free and clear of all Liens (other than, in the case of Marks and Domain Names that are not material, Permitted Liens);

(d)           Except as set forth on Schedule 4.1(d), to such Assignor’s knowledge, the conduct of such Assignor’s business as currently conducted and contemplated to be conducted does not infringe upon, dilute, misappropriate or otherwise violate any Mark or Domain Name rights of any third party, in any material respect, and no such unresolved claim has been made or is pending against such Assignor that the use of any Mark or Domain Name owned or used by such Assignor infringes upon, dilutes, misappropriates or otherwise violates the Mark or Domain Name rights of any third party, and to the best of such Assignor’s knowledge, no such claim is threatened against such Assignor;

(e)           Except as set forth on Schedule 4.1(e), all registrations and applications for Marks and Domain Names listed in Schedule 6A of the Perfection Certificate are subsisting, have not been canceled (in whole or in part) and, to such Assignor’s knowledge, are valid; such Assignor has not received and is not aware of any third party claim that any of such registrations or applications is invalid or unenforceable; and such Assignor not aware of any reason for any such claim or that any of such applications material to the business of an Assignor will not mature into registrations;

(f)           It has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each registration and application for the Marks and Domain Names listed in Schedule 6A of the Perfection Certificate in full force and effect (other than any such Marks and Domain Names which are, in such Assignor’s reasonable good faith opinion, no longer used or useful in its business or operations);

(g)           The Marks and Domain Names included in the Collateral are valid and enforceable; no holding, decision, or judgment has been rendered in any action or proceeding before any court or administrative authority challenging the validity of such Assignor’s right to register, or such Assignor’s rights to own or use, any such Marks or Domain Names; and no such action or proceeding is pending or, to such Assignor’s knowledge, threatened;

(h)           It uses (1) appropriate statutory notice of registration in connection with its use of registered Marks material to the business of an Assignor, and (2) consistent standards of quality in the manufacture, distribution, and sale of all products sold and in the provision of all services rendered under or in connection with any Mark included in the Collateral and has taken all actions necessary to ensure that all licensees of such Marks which are owned by such Assignor adhere to such Assignor’s standards of quality;

(i)           Except as set forth on Schedule 4.1(i), to such Assignor’s knowledge, no third party is materially infringing upon, diluting or otherwise violating any Marks or Domain Names owned or used by an Assignor;

(j)           Except as set forth on Schedule 4.1(j), there are no Mark Licenses, settlements or consents, covenants not to sue, non-assertion assurances, or releases to which any Assignor is a party or otherwise bound, that materially and adversely affects Assignor’s rights to own or use any Mark or Domain Name included in the Collateral; and

(k)           There is no effective financing statement or other document or instrument now executed, or on file or recorded in any public office, granting a security interest in or otherwise encumbering any part of the Marks or Domain Names included in the Collateral, other than Permitted Liens and those in favor of the Collateral Trustee.

4.2  Licenses and Assignments.  (a)  Except as otherwise permitted by the Secured Debt Documents, such Assignor shall not (i) divest itself of any right under any Mark or Domain Name included in the Collateral that is material to the Assignor’s business absent prior written approval of the Collateral Trustee (or as directed by an Act of Required Debtholders), (ii) grant a license to any Mark or Domain Name included in the Collateral without written consent of Collateral Trustee (or as directed by an Act of Required Debtholders), which shall not be unreasonably withheld, conditioned or delayed, other than licenses which are Permitted Liens, nor (iii) consent to amend, without written consent of Collateral Trustee (or as directed by an Act of Required Debtholders), which shall not be unreasonably withheld, conditioned or delayed, any Mark License in a manner that materially and adversely affects the right of such Assignor to receive payments thereunder, or in any manner that would materially impair the value of any Mark or Domain Name included in the Collateral or the security interest in any such Mark or Domain Name created hereby.  Such Assignor shall secure all consents and approvals necessary for the grant of a security interest therein to the Collateral Trustee of any material Mark License entered into after the Closing Date (and the exercise of Collateral Trustee’s rights hereunder with respect thereto).

(b)           To the knowledge of such Assignor, each material Mark License is valid, binding and in full force and effect, and such Assignor is not in material breach or default and no event has occurred that, with notice and/or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under any such Mark License.  No party to any such Mark License has given such Assignor notice of a material breach or default under any such Mark License, which breach or default has not been cured, or of its intention to terminate or cancel any such Mark License.  None of the material Mark Licenses set forth on Schedule 6A of the Perfection Certificate constitute Excluded Assets or require any consent for the grant of the security interest in the Assignor’s rights under such Mark License granted hereunder (and the exercise of Collateral Trustee’s rights hereunder with respect thereto).

4.3  Infringements.  Such Assignor shall, at its own cost and expense, promptly upon learning thereof, notify the Collateral Trustee in writing of the name and address of, and furnish such pertinent information that may be available with respect to, any party who such Assignor believes is, or may be, infringing, diluting or otherwise violating any of such Assignor’s rights in and to any Mark or Domain Name in any material respect, or with respect to any party claiming that such Assignor’s use of any Mark or Domain Name used in such Assignor’s business violates in any material respect any property right of that party.  Such Assignor shall, at its own cost and expense, (1) prosecute diligently in accordance with reasonable business practices any Person infringing, diluting or otherwise violating any Mark or Domain Name that is material to an Assignor’s business, including but not limited to commencement of a suit, and (2) not settle or compromise any pending or future litigation or administrative proceeding with respect to any Mark or Domain Name that is material to an Assignor’s business, except as shall be consistent with reasonable business practices.

4.4  Preservation of Marks and Domain Names.  Such Assignor shall, at its own cost and expense, use its Marks and Domain Names which are material to an Assignor’s business in interstate commerce during the time in which this Agreement is in effect and to take all such other actions as are reasonably necessary to preserve such Marks as trademarks or service marks under the laws of the United States (other than any such Marks and Domain Names which are, in such Assignor’s reasonable good faith opinion, no longer used or useful in its business or operations).  Such Assignor shall, at its own cost and expense, maintain the level of quality of products sold and services rendered under any Marks owned by such Assignor at a level at least consistent with the quality of such products and services as of the date hereof, and adequately control the quality of goods and services offered by any licensees of its Marks to maintain such standards.  Such Assignor shall use appropriate statutory notice of registration in connection with its use of registered Marks owned by an Assignor.

4.5  Maintenance of Registration.  At its own cost and expense, such Assignor shall diligently process all documents and take all other steps reasonably necessary to maintain all Mark and Domain Name registrations (other than any such Marks which are, in such Assignor’s reasonable good faith opinion, no longer used or useful in its business or operations) included in the Collateral (and to maintain and pursue all applications for registrations of all such Marks and Domain Names), including but not limited to submitting affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office (or any similar office or agency in any other country or political subdivision thereof) for all registrations and applications for Marks, and shall pay all fees and disbursements in connection therewith and shall not abandon any such filing of affidavit of use or any such application of renewal prior to the exhaustion of all administrative and judicial remedies without prior written consent of the Collateral Trustee, or as directed by an Act of Required Debtholders (other than with respect to registrations and applications which are no longer used or useful in its business or operations in any material respect).  Such Assignor shall not knowingly do any act or omit to do any act that results in any of the Marks or Domain Names it owns that are material to an Assignor’s business lapsing, or becoming abandoned, dedicated to the public, forfeited or unenforceable, or which would materially adversely affect the validity, grant, or enforceability of the security interest therein granted to Collateral Trustee hereunder.

4.6  Notice of Proceedings.  Promptly following its becoming aware thereof, such Assignor shall, at its own cost and expense, notify the Collateral Trustee of (a) the institution of any proceeding in any court or administrative body or in the United States Patent and Trademark Office (or any similar office or agency in any other country or political subdivision thereof), or any adverse determination in any such proceeding (other than routine office actions or other determinations in the ordinary course of prosecution before the United States Patent and Trademark Office (or any similar office or agency in any other country or political subdivision thereof), regarding the validity or enforceability of any material Mark or Domain Name included in Collateral, or such Assignor’s right to register, own or use such Mark or Domain Name; or (b) any event which may be reasonably expected to materially and adversely affect the rights and remedies of the Collateral Trustee in relation thereto.

4.7  Prosecution of Mark Applications.  At its own cost and expense, such Assignor shall reasonably and diligently prosecute all material applications for Marks listed in Schedule 6A of the Perfection Certificate for such Assignor and shall not abandon any such application prior to exhaustion of all administrative and judicial remedies without prior written consent of the Collateral Trustee (other than applications that are deemed by such Assignor in its reasonable business judgment to no longer be necessary or advisable in the conduct of such Assignor’s business).

4.8  Future Acquired Marks and Domain Names.  If any Assignor shall, at any time after the date hereof, obtain any ownership or other rights in and to any additional Marks or Domain Names, then the provisions of this Agreement shall automatically apply thereto and any such Marks and Domain Names (other than any Excluded Assets) shall automatically constitute Collateral and shall be subject to the security interest created by this Agreement, without further action by any party.  Such Assignor shall, at its own cost and expense, promptly, but in no event later than ninety (90) days from such Assignor obtaining such ownership or other rights, provide to the Collateral Trustee written notice of any such additional Marks or Domain Names which are the subject of a registration or application (including Marks and Domain Names which were theretofore unregistered and become the subject of a registration or application) and deliver to the Collateral Trustee the applicable Intellectual Property Security Agreement, or such other instrument in form and substance reasonably acceptable to the Collateral Trustee, and undertake the filing of any instruments or statements as shall be reasonably necessary to create, record, preserve, protect or perfect the Collateral Trustee’s security interest in such Collateral in the United States and any foreign jurisdiction reasonably requested by the Collateral Trustee.  Further, such Assignor authorizes the Collateral Trustee to deliver a Perfection Certificate Supplement amending Schedule 6A of the Perfection Certificate to include any such applications or registrations for Marks or Domain Names (but the failure to so deliver a Perfection Certificate Supplement shall not be deemed to affect the Collateral Trustee’s security interest in such Collateral).

4.9  Remedies.  (a)  Subject to the Intercreditor Agreement, the Collateral Trust Agreement and the other Secured Debt Documents, if an Event of Default shall occur and be continuing, the Collateral Trustee shall have the right, but shall in no way be obligated, to take any or all of the following actions: (i) declare the entire right, title and interest of such Assignor in and to each of the Marks and Domain Names included in the Collateral, together with all trademark rights and rights of protection to the same, vested in the Collateral Trustee for the benefit of the Secured Parties, in which event such rights, title and interest shall immediately vest, in the Collateral Trustee for the benefit of the Secured Parties, and the Collateral Trustee shall be entitled to exercise the power of attorney referred to in Section 1.2 to execute, cause to be acknowledged and notarized and record such absolute assignment with the applicable agency or registrar; (ii) take and use or sell the Marks or Domain Names and the goodwill of such Assignor’s business connected with the use of or symbolized by the Marks or Domain Names and the right to carry on the business and use the assets of such Assignor in connection with which the Marks or Domain Names have been used; and (iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from using the Marks or Domain Names in any manner whatsoever, directly or indirectly, and such Assignor shall execute such further documents that the Collateral Trustee may reasonably request to further confirm this and to transfer ownership of the Marks or Domain Names and registrations and any pending trademark applications in the United States Patent and Trademark Office (or any similar office or agency in any other country or political subdivision thereof) or applicable Domain Name registrar to the Collateral Trustee, and record the same.

(b)           If an Event of Default shall occur and be continuing, the Collateral Trustee shall have the right, but shall in no way be obligated, to file applications for protection of the Intellectual Property included in the Collateral and/or bring suit in the name of any Assignor, the Collateral Trustee or the Secured Parties, to enforce the Marks and Domain Names included in the  Collateral.  In the event of such suit, such Assignor shall, at the request of the Collateral Trustee, do any and all lawful acts, including joinder as a party, and execute any and all documents requested by the Collateral Trustee in aid of such enforcement, and the Assignors shall promptly reimburse and indemnify the Collateral Trustee for all reasonable out-of-pocket costs and expenses (including reasonable attorney’s fees and expenses) incurred by the Collateral

Trustee in the exercise of its rights under this Section 4.9(b).  In the event that the Collateral Trustee shall elect not to bring suit to enforce any such Marks or Domain Names, such Assignor shall, at the request of the Collateral Trustee and at its own cost and expense, take all actions reasonably necessary, whether by suit, proceeding or other action, to prevent and/or obtain a recovery for the infringement, dilution or other violation of rights in, diminution in value of, or other damage to any of such Marks or Domain Names by any person.

ARTICLE V

SPECIAL PROVISIONS CONCERNING PATENTS, COPYRIGHTS AND TRADE SECRETS

5.1  Additional Representations and Warranties.  Each Assignor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

(a)           Schedule 6B and Schedule 6C of the Perfection Certificate sets forth a true, complete and accurate list of all (i) United States and foreign issued Patents, Patent applications, and Copyright registrations owned by an Assignor, (ii) Patent Licenses and Copyright Licenses that are material to the business of any Assignor;

(b)           It is the sole, exclusive, true and lawful beneficial and record owner of the Patents and Copyrights listed in Schedule 6B and Schedule 6C of the Perfection Certificate for such Assignor, free and clear of all Liens (other than, in the case of Patents and Copyrights that are not material, Permitted Liens);

(c)           It owns or otherwise has the valid right to use all Patents, Copyrights, Trade Secrets and other Intellectual Property used in or necessary to conduct the business of such Assignor, free and clear of all Liens (other than Permitted Liens);

(d)           Except as set forth on Schedule 5.1(d), to such Assignor’s knowledge, the conduct of such Assignor’s business as currently conducted and contemplated to be conducted does not infringe upon, misappropriate or otherwise violate any Intellectual Property rights of any third party, in any material respect, and no such unresolved claim has been made or is pending against such Assignor that the use of any Patents, Copyrights, Trade Secrets or other Intellectual Property owned or used by such Assignor infringes upon, misappropriates or otherwise violates the Intellectual Property rights of any third party, and to the best of such Assignor’s knowledge, no such claim is threatened against such Assignor;

(e)           Except as set forth on Schedule 5.1(e), all Copyright registrations, issued Patents and Patent applications listed in Schedule 6B and Schedule 6C of the Perfection Certificate are subsisting, have not been canceled (in whole or in part) and, to such Assignor’s knowledge, are valid; such Assignor has not received and is not aware of any third party claim that any of such registrations or applications is invalid or unenforceable; and such Assignor is not aware of any reason for any such claim or that any of such applications material to the business of an Assignor will not mature into registrations;

(f)           It has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each Copyright registration, issued Patent and Patent application listed in Schedule 6B and Schedule 6C of the Perfection Certificate in full force and effect (other than any such Copyrights, Patents and Patent applications which are, in such Assignor’s reasonable good faith opinion, no longer used or useful in its business or operations);

(g)           The Patents, Copyrights and Trade Secrets included in the Collateral are valid and enforceable; no holding, decision, or judgment has been rendered in any action or proceeding before any court or administrative authority challenging the validity of, such Assignor’s right to register, or such Assignor’s rights to own or use, any such Patents, Copyrights or Trade Secrets; and no such action or proceeding is pending or, to such Assignor’s knowledge, threatened;

(h)           It uses proper marking practices in connection with the use of Patents material to the business of an Assignor, and appropriate notice of copyright in connection with the publication of Copyrights material to the business of an Assignor;

(i)           It uses commercially reasonable steps to protect the confidentiality of its Trade Secrets;

(j)           Except as set forth on Schedule 5.1(j), to such Assignor’s knowledge, no third party is materially infringing upon, misappropriating or otherwise violating any Intellectual Property owned or used by an Assignor;

(k)           Except as set forth on Schedule 5.1(k), there are no Patent Licenses, Copyright Licenses, Trade Secret Licenses or consents, covenants not to sue, non-assertion assurances, or releases to which any Assignor is a party or otherwise bound that materially and adversely affects Assignor’s rights to own or use any Intellectual Property included in the Collateral; and

(l)           There is no effective financing statement or other document or instrument now executed, or on file or recorded in any public office, granting a security interest in or otherwise encumbering any part of the Intellectual Property included in the Collateral, other than Permitted Liens and those in favor of the Collateral Trustee.

5.2  Licenses and Assignments.  (a)  Except as otherwise permitted by the Secured Debt Documents, such Assignor shall not (i) divest itself of any right under any Patent or Copyright included in the Collateral that is material to such Assignor’s business absent prior written approval of the Collateral Trustee, (ii) grant a license to any Intellectual Property included in the Collateral without written consent of Collateral Trustee (or as directed by an Act of Required Debtholders), which shall not be unreasonably withheld, conditioned or delayed, other than licenses which are Permitted Liens, nor (iii) consent to amend, without consent of Collateral Trustee (or as directed by an Act of Required Debtholders), which shall not be unreasonably withheld, conditioned or delayed, any Patent License, Copyright License or Trade Secret License in a manner that materially and adversely affects the right of such Assignor to receive payments thereunder, or in any manner that would materially impair the value of any Intellectual Property included in the Collateral or the security interest in any such Intellectual Property created hereby.  Such Assignor shall secure all consents and approvals necessary for the grant of a security interest therein to the Collateral Trustee of any material Patent License,

Copyright License or Trade Secret License entered into after the Closing Date (and the exercise of Collateral Trustee’s rights hereunder with respect thereto).

(b)           To the knowledge of such Assignor, each material Patent License, Copyright License and Trade Secret License is valid, binding and in full force and effect, and such Assignor is not in material breach or default and no event has occurred that, with notice and/or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under any such agreement.  No party to any such agreement has given such Assignor notice of a material breach or default under any such agreement, which breach or default has not been cured, or of its intention to terminate or cancel any such agreement.  None of the material Patent Licenses or Copyright Licenses set forth on Schedule 6B and Schedule C of the Perfection Certificate constitute Excluded Assets or require any consent for the grant of the security interest in the Assignor’s rights under such Patent License, Copyright License or Trade Secret License granted hereunder (and the exercise of Collateral Trustee’s rights hereunder with respect thereto).

5.3  Infringements.  Such Assignor shall, at its own cost and expense, promptly upon learning thereof, notify the Collateral Trustee in writing of the name and address of, and furnish such pertinent information that may be available with respect to, any party who such Assignor believes is, or may be, infringing, misappropriating, contributing to infringement, actively inducing to infringe or otherwise violating any of such Assignor’s rights in and to any Intellectual Property, in any material respect, or with respect to any party claiming that such Assignor’s use of any Intellectual Property (including the practice of any Patent or Trade Secret Right) used in such Assignor’s business violates in any material respect any property right of that party.  Such Assignor shall, at its own cost and expense, (1) prosecute diligently in accordance with reasonable business practices any Person infringing, misappropriating, or otherwise violating any Intellectual Property that is material to an Assignor’s business, including but not limited to commencement of a suit, and (2) not settle or compromise any pending or future litigation or administrative proceeding with respect to any Intellectual Property that is material to an Assignor’s business, except as shall be consistent with reasonable business practices.

5.4  Maintenance of Patents or Copyrights.  At its own cost and expense, such Assignor shall diligently process all documents and take all other steps reasonably necessary to maintain all Patents and Copyrights included in the Collateral including but not limited to submitting appropriate filings to United States Patent and Trademark Office or United States Copyright Office (or any similar office or agency in any other country or political subdivision thereof) for all Copyright registrations, issued Patents, and Patent applications, and shall pay all fees and disbursements in connection therewith (including but not limited to making timely payment of all post-issuance fees required to maintain in force its rights under each Patent or Copyright) and shall not abandon any such filing prior to the exhaustion of all administrative and judicial remedies without prior written consent of the Collateral Trustee, or as directed by an Act of Required Debtholders (other than with respect to Copyright registrations, issued Patents, and Patent applications which are no longer used or useful in its business or operations in any material respect).  Such Assignor shall not knowingly do any act or omit to do any act that results in any of the Intellectual Property it owns that is material to an Assignor’s business lapsing, or becoming abandoned, dedicated to the public, forfeited or unenforceable, or which would materially adversely affect the validity, grant, or enforceability of the security interest therein granted to Collateral Trustee hereunder.  Such Assignor shall exercise reasonable measures to use proper marking practices in connection with the use of Patents material to the business of an Assignor, and appropriate notice of copyright in connection with the publication of Copyrights material to the business of an Assignor.

5.5  Notice of Proceedings.  Promptly following its becoming aware thereof, such Assignor shall, at its own cost and expense, notify the Collateral Trustee of (a) the institution of any proceeding in any court or administrative body or in the United States Patent and Trademark Office or the United States Copyright Office (or any similar office or agency in any other country or political subdivision thereof), or any adverse determination in any such proceeding (other than routine office actions or other determinations in the ordinary course of prosecution before the United States Patent and Trademark Office or United States Copyright Office (or any similar office or agency in any other country or political subdivision thereof), regarding the validity or enforceability of any material Patent, Copyright or Trade Secret included in Collateral, or such Assignor’s right to register, own or use such Patent, Copyright or Trade Secret; or (b) any event which may be reasonably expected to materially and adversely affect the rights and remedies of the Collateral Trustee in relation thereto.

5.6  Prosecution of Patent Applications.  At its own cost and expense, such Assignor shall diligently prosecute all material applications for Patents listed in Schedule 6B of the Perfection Certificate for such Assignor and shall not abandon any such application prior to exhaustion of all administrative and judicial remedies without prior written consent of the Collateral Trustee, or as directed by an Act of Required Debtholders (other than applications that are deemed by such Assignor in its reasonable business judgment to no longer be necessary or advisable in the conduct of such Assignor’s business).

5.7  Further Acquired Patents, Copyrights and other Intellectual Property.  If any Assignor shall, at any time after the date hereof, obtain any ownership or other rights in and to any additional Intellectual Property, then the provisions of this Agreement shall automatically apply thereto and any such Intellectual Property (other than any Excluded Assets) shall automatically constitute Collateral and shall be subject to the security interest created by this Agreement, without further action by any party.  Such Assignor shall, at its own cost and expense, promptly, but in no event later than ninety (90) days from such Assignor obtaining such ownership or other rights, provide to the Collateral Trustee written notice of any such additional Copyright registrations, issued Patents and Patent applications (including Patents and Copyrights which were theretofore unregistered and become the subject of a registration or application) and deliver to the Collateral Trustee the applicable Intellectual Property Security Agreement, or such other instrument in form and substance reasonably acceptable to the Collateral Trustee, and undertake the filing of any instruments or statements as shall be reasonably necessary to create, record, preserve, protect or perfect the Collateral Trustee’s security interest in such Collateral [in the United States and any foreign jurisdiction reasonably requested by the Collateral Trustee].  Further, such Assignor authorizes the Collateral Trustee to deliver a Perfection Certificate Supplement amending Schedule 6B and Schedule 6C of the Perfection Certificate to include any Copyright registrations, issued Patents and Patent applications (but the failure to so deliver a Perfection Certificate Supplement shall not be deemed to affect the Collateral Trustee’s Security interest in such Collateral).

5.8  Remedies.  (a) Subject to the Intercreditor Agreement, the Collateral Trust Agreement and the other Secured Debt Documents, if an Event of Default shall occur and be continuing, the Collateral Trustee shall have the right, but shall in no way be obligated, to take any or all of the following actions:  (i) declare the entire right, title and interest of such Assignor in and to each of the Patents and Copyrights (and all other Intellectual Property) included in the Collateral vested in the Collateral Trustee for the benefit of the Secured Parties, in which event such rights, title and interest shall immediately vest in the Collateral Trustee for the benefit of the Secured Parties, and the Collateral Trustee shall be entitled to exercise the power of attorney referred to in Section 5.8(a) to execute, cause to be acknowledged and notarized and record such absolute assignment with the applicable agency or registrar; (ii) take and use/practice or sell the Patents, Copyrights and other Intellectual Property included in the Collateral; and (iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from practicing the Patents or using the Copyrights or other Intellectual Property included in the Collateral in any manner whatsoever, directly or indirectly, and such Assignor shall execute such further documents that the Collateral Trustee may reasonably request to further confirm this and to transfer ownership of the Patents and Copyrights in the United States Patent and Trademark Office or the United States Copyright Office (or any similar office or agency in any other country or political subdivision thereof) to the Collateral Trustee, and record the same.

(b)           Subject to the Intercreditor Agreement, the Collateral Trust Agreement and the other Secured Debt Documents, if an Event of Default shall occur and be continuing, the Collateral Trustee shall have the right, but shall in no way be obligated, to file applications for protection of the Intellectual Property included in the Collateral and/or bring suit in the name of any Assignor, the Collateral Trustee or the Secured Parties, to enforce the Intellectual Property included in the Collateral.  In the event of such suit, such Assignor shall, at the request of the Collateral Trustee, do any and all lawful acts, including joinder as a party, and execute any and all documents requested by the Collateral Trustee in aid of such enforcement, and the Assignors shall promptly reimburse and indemnify the Collateral Trustee for all reasonable out-of-pocket costs and expenses incurred by the Collateral Trustee in the exercise of its rights under this Section 5.8(b).  In the event that the Collateral Trustee shall elect not to bring suit to enforce any such Intellectual Property, such Assignor shall, at the request of the Collateral Trustee and at its own cost and expense, take all actions reasonably necessary, whether by suit, proceeding or other action, to prevent and/or obtain a recovery for the infringement, misappropriation or other violation of rights in, diminution in value of, or other damage to any of such Intellectual Property by any person.

(c)           Within five (5) Business Days of written notice from the Collateral Trustee, such Assignor shall make available to the Collateral Trustee, to the extent within such Assignor’s power and authority, such personnel in such Assignor’s employ on the date of the Event of Default as the Collateral Trustee may reasonably designate to permit such Assignor or the Collateral Trustee to continue, directly or indirectly, to produce, advertise, and sell the products and services sold by such Assignor under the Intellectual Property included in the Collateral, and such persons shall be available to perform their prior functions on the Collateral Trustee’s behalf, at Assignor’s cost and expense.

(d)           Subject to the Intercreditor Agreement, solely for the purpose of enabling the Collateral Trustee to exercise rights and remedies hereunder, at such time as the Collateral

Trustee shall be lawfully entitled to exercise such rights and remedies, such Assignor hereby grants to the Collateral Trustee an irrevocable, non-exclusive license and, to the extent permitted under any applicable agreement granting such Assignor rights in Intellectual Property, sublicense (in each case, exercisable without payment of royalties or other compensation to such Assignor) to make, have made, use, sell, copy, distribute, perform, make derivative works, publish, and exploit in any other manner for which an authorization from the owner of such Intellectual Property would be required under applicable law, with rights of sublicense, all Intellectual Property used in connection with or related to the manufacture, distribution, sale or other exploitation of any Collateral, now or hereafter owned by an Assignor or to which an Assignor has a license or other right to use, wherever the same may be located; provided that (i) the applicable Assignor shall have such rights of quality control and inspection which are reasonably necessary under applicable law to maintain the validity and enforceability of the Marks so licensed, and (ii) any sublicenses duly granted by Collateral Trustee under this license grant shall survive in accordance with their terms, notwithstanding the subsequent cure of any Event of Default that gave rise to the exercise of the Collateral Trustee’s rights and remedies.  The foregoing license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.

ARTICLE VI

PROVISIONS CONCERNING ALL COLLATERAL

6.1  Protection of Collateral Trustee’s Security.  Subject to the Intercreditor Agreement, except as otherwise permitted by the Secured Debt Documents, each Assignor will do nothing to impair the rights of the Collateral Trustee in the Collateral.  Each Assignor will at all times maintain insurance, at such Assignor’s own expense to the extent and in the manner provided in the Secured Debt Documents.  Subject to the Intercreditor Agreement, except to the extent otherwise permitted to be retained by such Assignor or applied by such Assignor pursuant to the terms of the Secured Debt Documents, the Collateral Trustee shall, at the time any proceeds of such insurance are distributed to the Secured Parties, apply such proceeds for application to the Secured Debt Obligations as provided in Section 3.4 of the Collateral Trust Agreement.  Each Assignor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of such Assignor to pay the Secured Debt Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Assignor.

6.2  Warehouse Receipts Non-Negotiable.  To the extent practicable, each Assignor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its Inventory or other Goods, such Assignor shall request that such warehouse receipt or receipt in the nature thereof shall not be “negotiable” (as such term is used in Section 7-104 of the UCC as in effect in any relevant jurisdiction or under other relevant law).

6.3  Additional Information.  (a)  Each Assignor will, at its own expense, from time to time upon the reasonable request of the Collateral Trustee, promptly (and in any event within 30 days after its receipt of the respective request) furnish to the Collateral Trustee such information (not subject to legal privilege) with respect to the Collateral (including the identity of the Collateral or such components thereof as may have been requested by the Collateral

Trustee, the value and location of such Collateral, etc.) as may be reasonably requested by the Collateral Trustee.  Without limiting the forgoing, each Assignor agrees that it shall furnish to the Collateral Trustee a Perfection Certificate Supplement with respect to the Perfection Certificate concurrently with delivery to the Trustee of annual reports on Form 10-K (or any successor or comparable form) and quarterly reports on Form 10-Q (or any successor or comparable form) pursuant to Section 4.02(a) of the Indenture, and otherwise as may from time to time be reasonably requested by the Collateral Trustee.

(b)           The Assignors shall promptly notify the Collateral Trustee if any material portion of the Collateral is damaged or destroyed.  The Assignors will furnish to the Collateral Trustee prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking or expropriation of any material portion of the Collateral (and any Mortgaged Property and New Mortgaged Property (each as defined in the Indenture) or any part thereof) or interest therein under power of eminent domain or by condemnation or similar proceeding.

6.4  Further Actions.  Each Assignor will, at its own expense and upon the reasonable request of the Collateral Trustee (but in no event more than four (4) times per calendar year with regard to any portion of the Collateral, so long as no Event of Default is continuing), make, execute, endorse, acknowledge, file and/or deliver to the Collateral Trustee from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, certificates, reports and other assurances or instruments (unless the ABL Collateral Agent is granted a prior security interest in such certificates and instruments and the same are required to be delivered (and are delivered) to the ABL Collateral Agent for the benefit of the holders of ABL Debt Obligations pursuant to the Intercreditor Agreement) and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which the Collateral Trustee deems reasonably appropriate or advisable to perfect, preserve or protect its security interest in the Collateral.

6.5  Financing Statements.  Each Assignor agrees to deliver to the Collateral Trustee such financing statements, in form reasonably acceptable to the Collateral Trustee, as the Collateral Trustee may from time to time reasonably request or as are reasonably necessary or desirable in the opinion of the Collateral Trustee to establish and maintain a valid, enforceable, perfected security interest in the Collateral as provided herein and the other rights and security contemplated hereby.  Each Assignor will pay any applicable filing fees, recordation taxes and related expenses relating to its Collateral.  Each Assignor hereby authorizes the Collateral Trustee to file any such financing statements (and such authorization includes describing the Collateral as “all assets” of such Assignor or words of similar meaning).

6.6  Intellectual Property Filings.  Each Assignor hereby authorizes the Collateral Trustee to execute and/or submit filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any country or political subdivision thereof), as applicable, including this Agreement, the Intellectual Property Security Agreements, or other comparable documents, and to take such other actions as may be required under applicable law for the purpose of perfecting, recording, confirming, continuing, enforcing or protecting the security interest granted by such Assignor hereunder, without the signature of such Assignor, naming such Assignor, as debtor, and the Collateral Trustee, as secured party.

ARTICLE VII

REMEDIES UPON OCCURRENCE OF AN EVENT OF DEFAULT

7.1  Remedies; Obtaining the Collateral Upon Default.  Subject to the Intercreditor Agreement, each Assignor agrees that, if any Event of Default shall have occurred and be continuing, then and in every such case, the Collateral Trustee, in addition to any rights now or hereafter existing under applicable law and under the other provisions of this Agreement, shall have all rights as a secured creditor under any UCC, and such additional rights and remedies to which a secured creditor is entitled under the laws in effect in all relevant jurisdictions and may:

(i)           personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from such Assignor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon such Assignor’s premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of such Assignor;

(ii)           instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Accounts and the Contracts) constituting the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Trustee and may exercise any and all remedies of such Assignor in respect of such Collateral;

(iii)           instruct all banks which have entered into a control agreement with the Collateral Trustee to transfer all monies, securities and instruments held by such depositary bank to the Collateral Proceeds Account;

(iv)           sell, assign or otherwise liquidate any or all of the Collateral or any part thereof in accordance with Section 7.2, or direct such Assignor to sell, assign or otherwise liquidate any or all of the Collateral or any part thereof, and, in each case, take possession of the proceeds of any such sale or liquidation;

(v)           take possession of the Collateral or any part thereof, by directing such Assignor in writing to deliver the same to the Collateral Trustee at any reasonable place or places designated by the Collateral Trustee, in which event such Assignor shall at its own expense:

(x)           forthwith cause the same to be moved to the place or places so designated by the Collateral Trustee and there delivered to the Collateral Trustee;

(y)           store and keep any Collateral so delivered to the Collateral Trustee at such place or places pending further action by the Collateral Trustee as provided in Section 7.2; and

(z)           while the Collateral shall be so stored and kept, provide such security and maintenance services as shall be reasonably necessary to protect the same and to preserve and maintain it in good condition;

(vi)           license or sublicense, whether on an exclusive or nonexclusive basis, any Intellectual Property included in the Collateral for such term and on such conditions and in such manner as the Collateral Trustee shall in its sole judgment determine;

(vii)          subject to the Intercreditor Agreement, apply any monies constituting Collateral or proceeds thereof in accordance with the provisions of Section 3.4 of the Collateral Trust Agreement; and

(viii)          take any other action as specified in clauses (1) through (5), inclusive, of Section 9-607 of the UCC;

it being understood that each Assignor’s obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Trustee shall be entitled to a decree requiring specific performance by such Assignor of said obligation.  By accepting the benefits of this Agreement and each other Security Document, the Secured Parties expressly acknowledge and agree that this Agreement and each other Security Document may be enforced only by the action of the Collateral Trustee acting in a manner consistent with the Collateral Trust Agreement and that no other Secured Party shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Collateral Trustee for the benefit of the Secured Parties upon the terms of this Agreement, the Intercreditor Agreement, the Collateral Trust Agreement and the other Security Documents.

7.2  Remedies; Disposition of the Collateral.  Subject to the Intercreditor Agreement, if any Event of Default shall have occurred and be continuing, then any Collateral repossessed by the Collateral Trustee under or pursuant to Section 7.1 and any other Collateral whether or not so repossessed by the Collateral Trustee, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Collateral Trustee may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable.  Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Collateral Trustee or after any overhaul or repair at the expense of the relevant Assignor which the Collateral Trustee shall determine to be commercially reasonable.  Any such sale, lease or other disposition may be effected by means of a public disposition or private disposition, effected in accordance with the applicable requirements (in each case if and to the extent applicable) of Sections 9-610 through 9-613 of the UCC and/or such other mandatory requirements of applicable law as may apply to the respective disposition.

The Collateral Trustee may, without notice or publication, adjourn any public or private disposition or cause the same to be adjourned from time to time by announcement at the time and place fixed for the disposition, and such disposition may be made at any time or place to which the disposition may be so adjourned.  To the extent permitted by any such requirement of law, the Collateral Trustee may bid for and become the purchaser (and may pay all or any portion of the purchase price by crediting Secured Debt Obligations against the purchase price) of the Collateral or any item thereof, offered for disposition in accordance with this Section 7.2 without accountability to the relevant Assignor.  If, under applicable law, the Collateral Trustee shall be permitted to make disposition of the Collateral within a period of time which does not permit the giving of notice to the relevant Assignor as hereinabove specified, the Collateral Trustee need give such Assignor only such notice of disposition as shall be required by such applicable law.  Each Assignor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such disposition or dispositions of all or any portion of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Assignor’s expense.  Solely for the purpose of enabling the Collateral Trustee to exercise rights and remedies under this Article VII, at such time as the Collateral Trustee shall be lawfully entitled to exercise such rights and remedies, each Assignor hereby grants to the Collateral Trustee, to the extent it has the lawful right to do so, an irrevocable, non-exclusive worldwide license (exercisable without payment of royalty or other compensation to such Assignor), to use, operate under, license, or sublicense any Intellectual Property now or hereafter owned by or licensed to such Assignor, subject, in the case of Marks, to the maintenance of quality standards with respect to the products and services sold under such Marks at a level at least substantially comparable to that prevailing at the time of the occurrence of the Event of Default.

7.3  Waiver of Claims.  Except as otherwise provided in this Agreement, EACH ASSIGNOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL TRUSTEE’S TAKING POSSESSION OR THE COLLATERAL TRUSTEE’S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES, and each Assignor hereby further waives, to the extent permitted by law:

(i)           all damages occasioned by such taking of possession or any such disposition except any damages which are the direct result of the Collateral Trustee’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision);

(ii)           all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Trustee’s rights hereunder; and

(iii)           all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and each Assignor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the relevant Assignor therein and thereto, and shall be a perpetual bar both at law and in equity against such Assignor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Assignor.

7.4  Application of Proceeds.  Subject to the Intercreditor Agreement, the Collateral Trust Agreement and the other Secured Debt Documents, all moneys collected by the Collateral Trustee upon any sale or other disposition of the Collateral, together with all other moneys received by the Collateral Trustee hereunder, shall be applied in accordance with Section 3.4 of the Collateral Trust Agreement.

7.5  Remedies Cumulative.  Each and every right, power and remedy hereby specifically given to the Collateral Trustee shall be in addition to every other right, power and remedy specifically given to the Collateral Trustee under this Agreement, the other Secured Debt Documents or now or hereafter existing at law, in equity or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Trustee.  All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others.  No delay or omission of the Collateral Trustee in the exercise of any such right, power or remedy and no renewal or extension of any of the Secured Debt Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence thereof.  No notice to or demand on any Assignor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Trustee to any other or further action in any circumstances without notice or demand.  In the event that the Collateral Trustee shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Trustee may recover reasonable out-of-pocket expenses, including reasonable attorneys’ fees, and the amounts thereof shall be included in such judgment.

7.6  Discontinuance of Proceedings.  In case the Collateral Trustee shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Trustee, then and in every such case the relevant Assignor, the Collateral Trustee and each holder of any of the Secured Debt Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Collateral Trustee shall continue as if no such proceeding had been instituted.

ARTICLE VIII

INDEMNITY

8.1  Indemnity.  (a)  Each Assignor jointly and severally agrees to indemnify, reimburse and hold the Collateral Trustee, each other Secured Party and their respective successors, assigns, employees, affiliates and agents (hereinafter in this Section 8.1 referred to individually as “Indemnitee,” and collectively as “Indemnitees”) harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all out-of-pocket costs, expenses or disbursements (including reasonable attorneys’ fees and expenses) (for the purposes of this Section 8.1 the foregoing are collectively called “expenses”) of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, any other Secured Debt Document or any other document executed in connection herewith or therewith or in any other way connected with the administration of the transactions contemplated hereby or thereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage), or contract claim; provided that no Indemnitee shall be indemnified pursuant to this Section 8.1(a) for losses, damages or liabilities to the extent caused by the gross negligence or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision).  Each Assignor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, suit or judgment, the relevant Assignor shall assume full responsibility for the defense thereof.  Each Indemnitee agrees to use its best efforts to promptly notify the relevant Assignor of any such assertion of which such Indemnitee has knowledge.

(b)           Without limiting the application of Section 8.1(a), each Assignor agrees, jointly and severally, to pay or reimburse the Collateral Trustee for any and all reasonable out-of-pocket fees, costs and expenses (including reasonable attorney’s fees and expenses) of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Trustee’s Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Trustee’s interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

(c)           Without limiting the application of Section 8.1(a) or (b), each Assignor agrees, jointly and severally, to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by any Assignor in this Agreement, any other Secured Debt Document or in any writing contemplated by or made or delivered pursuant to or in connection with this Agreement or any other Secured Debt Document.

(d)           If and to the extent that the obligations of any Assignor under this Section 8.1 are unenforceable for any reason, such Assignor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

8.2  Indemnity Obligations Secured by Collateral; Survival.  Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Secured Debt Obligations secured by the Collateral.  The indemnity obligations of each Assignor contained in this Article VIII shall continue in full force and effect notwithstanding the full repayment of all of the Senior Secured Notes issued under the Indenture and the payment of all other Secured Debt Obligations and notwithstanding the discharge thereof.

ARTICLE IX

DEFINITIONS

The following terms shall have the meanings herein specified.  Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

“Account” shall mean, without duplication, (i) an “account” as such term is defined in Article 9 of the New York UCC, as applicable, (ii) any and all supporting obligations in respect thereof and (iii) any right to payment of a monetary obligation,  whether or not earned by performance, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, or (b) for services rendered or to be rendered. The term “Account” does not include (a) rights to payment evidenced by chattel paper or an instrument, (b) commercial tort claims, (c) deposit accounts, (d) investment property, or (e) letter-of-credit rights or letters of credit.  Without limiting the foregoing, the term “account” shall include all Health-Care-Insurance Receivables.

“Account Debtor” shall mean each Person who is obligated on an Account.

“Agreement” shall have the meaning provided in the first paragraph hereof.

“As-Extracted Collateral” shall mean “as-extracted collateral” as such term is defined in the UCC as in effect on the date hereof in the State of New York.

“Assignor” shall have the meaning provided in the first paragraph of this Agreement.

“Chattel Paper” shall mean “chattel paper” as such term is defined in the UCC as in effect on the date hereof in the State of New York.  Without limiting the foregoing, the term

“Chattel Paper” shall in any event include all Tangible Chattel Paper and all Electronic Chattel Paper.

“Collateral” shall have the meaning provided in Section 1.1(a) of this Agreement.

“Collateral Trustee” shall have the meaning provided in the first paragraph of this Agreement.

“Commercial Tort Claims” shall mean “commercial tort claims” as such term is defined in the UCC as in effect on the date hereof in the State of New York.

“Commodity Accounts” shall mean all “commodity accounts” as such term is defined in the UCC as in effect on the date hereof in the State of New York.

“Contract Rights” shall mean all rights of any Assignor under each Contract, including, without limitation, (i) any and all rights to receive and demand payments under any or all Contracts, (ii) any and all rights to receive and compel performance under any or all Contracts and (iii) any and all other rights, interests and claims now existing or in the future arising in connection with any or all Contracts.

“Contracts” shall mean all contracts between any Assignor and one or more additional parties (including, without limitation, any Interest Rate Protection Agreements, Other Hedging Agreements, licensing agreements and any partnership agreements, joint venture agreements and limited liability company agreements).

“Copyright Licenses” shall mean any and all agreements (whether written or oral) providing for the granting of any right in or to any Copyrights (whether such Assignor is licensee or licensor thereunder).

“Copyrights” shall mean all United States or foreign copyrights (including community designs), including copyrights in software and databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or not registered and whether published or unpublished, and, with respect to any and all of the foregoing:  (i) all registrations and applications therefor (whether in the United States Copyright Office or any foreign equivalent office), (ii) all extensions and renewals thereof, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue for past, present and future infringements thereof and (v) all Proceeds of the foregoing, including licenses, royalties, income, fees, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto.

“Deposit Accounts” shall mean all “deposit accounts” as such term is defined in the UCC as in effect on the date hereof in the State of New York.

“Documents” shall mean “documents” as such term is defined in the UCC as in effect on the date hereof in the State of New York.

“Domain Names” shall mean all Internet domain names and associated URL addresses.

“Electronic Chattel Paper” shall mean “electronic chattel paper” as such term is defined in the UCC as in effect on the date hereof in the State of New York.

“Equipment” shall mean any “equipment” as such term is defined in the UCC as in effect on the date hereof in the State of New York, and in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, fixtures and vehicles now or hereafter owned by any Assignor and any and all additions, substitutions and replacements of any of the foregoing and all accessions thereto, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“Excluded Accounts” shall mean (x) disbursement accounts established solely for the payment of medical and dental expenses in connection with health insurance programs for employees of the Issuer and its Subsidiaries, (y) petty cash accounts established (or otherwise maintained) by any Assignor that do not have cash balances at any time exceeding $50,000 in the aggregate for all such petty cash accounts of the Assignors and (z) each checking and/or disbursement account maintained by any Assignor for its respective general corporate purposes, including for the purpose of paying their trade payables and other operating expenses and funded by such Assignor in the ordinary course of business consistent with past practices; provided that in no event shall Excluded Accounts include the Collateral Proceeds Account.

“Excluded Assets” shall mean the collective reference to:

(1)           all interests in real property other than (i) fee interests if the greater of the cost or the book value of such fee interest is more than $2,000,000 and (ii) leasehold interests in real property contemplated to be used by the applicable Assignor for any material manufacturing operations, in each case, as designated as such by such Assignor to the Collateral Trustee in writing (except in cases where the applicable Assignor has been unable to obtain the consent of the landlord of such leased property to the granting of a Lien on such leasehold interests after using commercially reasonable efforts to do so);

(2)           any property or asset to the extent that the grant of a Lien under this Agreement in such property or asset is prohibited by applicable law or requires any consent of any governmental authority not obtained pursuant to applicable law; provided that such property or asset will be an Excluded Asset only to the extent and for so long as the consequences specified above will result and will cease to be an Excluded Asset and will become subject to the Lien granted under this Agreement, immediately and automatically, at such time as such consequences will no longer result;

(3) any lease, license, contract, property right or agreement to which such Assignor is a party or any of its rights or interests thereunder only to the extent and only for so long as the grant of a Lien under this Agreement would constitute or result in a breach, termination or default under or requires any consent not obtained under any such lease, license, contract, agreement or property right (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided that such lease, license, contract, property right or agreement will be an Excluded Asset only to the extent and for so long as the consequences specified above will result and will cease to be an Excluded Asset and will become subject to the Lien granted under this Agreement, immediately and automatically, at such time as such consequences will no longer result;

(4) Equity Interests in ACCO Brands Receivables Funding LLC, so long as such entity is a Receivables Subsidiary (as defined in the Indenture);

(5) Equity Interests or other securities of any Subsidiary of the Issuer (other than ACCO Brands Europe Holding LP) to the extent the pledge of such Equity Interests or other securities would require ACCO to file separate financial statements with SEC with respect to such Subsidiary pursuant to Rule 3-16 of Regulation S-X under the Securities Act, as in effect from time to time; provided that in the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) all of such Subsidiary’s Equity Interests or other securities to be pledged to secure the Secured Debt Obligations without the filing with the SEC of separate financial statements of such Subsidiary, then all of the Equity Interests and other securities of such Subsidiary shall automatically be deemed to be part of the Collateral (and this Agreement shall be amended to reflect such inclusion in the Collateral);

(6) any amount of voting interests of any Foreign Subsidiary exceeding, and only to the extent that such Voting Equity Interests exceed, 65% of the total Voting Equity Interests of such Foreign Subsidiary held by such Assignor;

(7) the Equity Interests of any Foreign Subsidiary other than (A) ACCO Mexicana S.A. de C.V., ACCO Brands Canada Inc. and ACCO Brands Europe Holding LP; and (B) any Foreign Subsidiary directly owned by such Assignor if the product of that Foreign Subsidiary’s EBITDA for the preceding fiscal year times 7.0 exceeds $42.5 million, such determination to be made annually at the conclusion of the audit of the Issuer’s annual financial statements, in each case subject to clauses (5) and (6) above.

“Farm Products” shall mean “farm products” as such term is defined in the UCC as in effect on the date hereof in the State of New York.

“Fixtures” shall mean “fixtures” as such term is defined in the UCC as in effect on the date hereof in the State of New York.

“General Intangibles” shall mean “general intangibles” as such term is defined in the UCC as in effect on the date hereof in the State of New York.

“Goods” shall mean “goods” as such term is defined in the UCC as in effect on the date hereof in the State of New York.

“Health-Care-Insurance Receivable” shall mean any “health-care-insurance receivable” as such term is defined in the UCC as in effect on the date hereof in the State of New York.

“Indemnitee” shall have the meaning provided in Section 8.1(a) of this Agreement.

“Instrument” shall mean “instruments” as such term is defined in the UCC as in effect on the date hereof in the State of New York.

“Intellectual Property” shall mean all Copyrights, Copyright Licenses, Patents, Patent Licenses, Marks, Mark Licenses, Domain Names, Trade Secrets, Trade Secret Licenses, and any other similar intangible rights, to the extent not covered by the foregoing, and with respect to any and all of such intangible rights:  (i) all registrations and applications therefor (whether in the United States Copyright Office or any foreign equivalent office), (ii) all extensions and renewals thereof, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue for past, present and future infringements thereof, (v) all Proceeds of the foregoing, including licenses, royalties, income, fees, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto, and (vi) all agreements (whether written or oral) providing for the granting of any right in or to such intangible rights (whether such Assignor is licensee or licensor thereunder).

“Intellectual Property Security Agreements” shall mean agreements substantially in the form of Annex A, Annex B, or Annex C hereto.

“Inventory” shall mean merchandise, inventory and goods, and all additions, substitutions and replacements thereof and all accessions thereto, wherever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items used or usable in manufacturing, processing, packaging or shipping same, in all stages of production from raw materials through work in process to finished goods, and all products and proceeds of whatever sort and wherever located any portion thereof which may be returned, rejected, reclaimed or repossessed by the Collateral Trustee from any Assignor’s customers, and shall specifically include all “inventory” as such term is defined in the UCC as in effect on the date hereof in the State of New York.

“Investment Property” shall mean “investment property” as such term is defined in the UCC as in effect on the date hereof in the State of New York.

“Issuer” shall have the meaning provided in the recitals hereto.

“Letter-of-Credit Rights” shall mean “letter-of-credit rights” as such term is defined in the UCC as in effect on the date hereof in the State of New York.

“Location” of any Assignor, shall mean such Assignor’s “location” as determined pursuant to Section 9-307 of the UCC.

“Mark License” shall mean any and all agreements (whether written or oral) providing for the granting of any right in or to any Marks (whether such Assignor is licensee or licensor thereunder).

“Marks” shall mean (i) all United States and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, service marks, certification marks, collective marks, trade dress, slogans, logos, other source or business identifiers, designs and general intangibles of a like nature, and with respect to any and all of the foregoing:  (i) all registrations and applications for any of the foregoing, (ii) all extensions or renewals of any of the foregoing, (iii) all common-law rights related thereto, (iv) all corresponding rights thereto throughout the world, (v) all of the goodwill of the business connected with the use of and symbolized by the foregoing, (vi) the right to sue for past, present and future infringement, dilution or other violation of any of the foregoing or for any injury to goodwill, and (vii) all Proceeds of the foregoing, including licenses, royalties, income, fees, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto.

“Money” shall mean “money” as such term is defined in the UCC as in effect on the date hereof in the State of New York.

“Patent Licenses” shall mean all agreements (whether written or oral) providing for the granting of any right in or to Patents (whether such Assignor is licensee or licensor thereunder).

“Patents” shall mean all United States and foreign patents, certificates of invention, industrial designs or similar industrial property rights, and applications for any of the foregoing, including, but not limited to:  (i) all reissues, divisions, continuations (including, but not limited to, continuations-in-part and improvements thereof), extensions, renewals, and reexaminations thereof, (ii) inventions described and claimed therein, (iii) all rights corresponding thereto throughout the world, (iv) all inventions and improvements described therein, (v) all rights to sue for past, present and future infringements or other violations thereof, (vi) all licenses, claims, damages, and proceeds of suit arising therefrom, and (vii) all Proceeds of the foregoing, including licenses, royalties, income, fees, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto.

“Perfection Certificate” shall mean the Perfection Certificate, dated as of September 30, 2009 (and as amended, modified, restated and/or supplemented from time to time, including by the execution and delivery of a Perfection Certificate Supplement), by and among the Issuer and the other Assignors.

“Perfection Certificate Supplement” shall mean a supplement to the Perfection Certificate in form and substance reasonably acceptable to the Collateral Trustee.

“Permits” shall mean, to the extent permitted to be assigned by the terms thereof or by applicable law, all licenses, permits, rights, orders, variances, franchises or authorizations of or from any governmental authority or agency.

“Proceeds” shall mean all “proceeds” as such term is defined in the UCC as in effect in the State of New York on the date hereof and, in any event, shall also include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Trustee or any Assignor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Assignor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Receivables” shall have the meaning specified in Section 1.01(a)(xix).

“Registered Organization” shall mean “registered organizations” as such term is defined in the UCC as in effect on the date hereof in the State of New York.

“Related Contracts” shall have the meaning specified in Section 1.01(a)(xix).

“Secured Debt Documents” shall mean and include this Agreement, the other Credit Documents, each Secured Hedging Agreement and each Secured Cash Management Agreement.

“Securities Accounts” shall mean all “securities accounts” as such term is defined in the UCC as in effect on the date hereof in the State of New York.

“Software” shall mean “software” as such term is defined in the UCC as in effect on the date hereof in the State of New York.

“Supporting Obligations” shall mean any “supporting obligation” as such term is defined in the UCC as in effect on the date hereof in the State of New York, now or hereafter owned by any Assignor, or in which any Assignor has any rights, and, in any event, shall include, but shall not be limited to all of such Assignor’s rights in any Letter-of-Credit Right or secondary obligation that supports the payment or performance of, and all security for, any Account, Chattel Paper, Document, General Intangible, Instrument or Investment Property.

“Tangible Chattel Paper” shall mean “tangible chattel paper” as such term is defined in the UCC as in effect on the date hereof in the State of New York.

“Timber-to-be-Cut” shall mean “timber-to-be-cut” as such term is defined in the UCC as in effect on the date hereof in the State of New York.

“Trade Secret Licenses” shall mean any and all agreements (whether written or oral) providing for the granting of any right in or to Trade Secrets (whether such Assignor is licensee or licensor thereunder).

“Trade Secrets” shall mean all trade secrets and all other confidential or proprietary information, data and databases, processes, designs, inventions, technology, writings, plans, specifications and schematics, engineering drawings, customer lists and know-how, whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, including but not limited to:  (i) any secretly held existing engineering or other data, information, production procedures and other know-how relating to the design manufacture, assembly, installation, use, operation, marketing, sale and/or servicing of any products or business worldwide, (ii) the right to sue for past, present and future misappropriation or other violation of any Trade Secret, and (iii) all Proceeds of the foregoing, including licenses, royalties, income, fees, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto.

“Trade Secret Rights” shall mean the rights of an Assignor in any Trade Secret it holds.

“Transmitting Utility” shall have the meaning given such term in Section 9-102(a)(80) of the UCC as in effect on the date hereof in the State of New York.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

ARTICLE X

MISCELLANEOUS

10.1  Notices.  Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be made in accordance with Section 7.7 of the Collateral Trust Agreement.

10.2  Waiver; Amendment.  Subject to Section 2.11 of the Intercreditor Agreement, none of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever except in accordance with the requirements specified in Section 7.1 of the Collateral Trust Agreement.  No failure on the part of the Collateral Trustee or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

10.3  Obligations Absolute.  The obligations of each Assignor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of such Assignor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement or any other Secured Debt Document; or (c) any amendment to or modification of any Secured Debt Document or any security for any of the Secured Debt Obligations; whether or not such Assignor shall have notice or knowledge of any of the foregoing.

10.4  Successors and Assigns.  This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect, subject to release and/or termination as set forth in Section 10.8, (ii) be binding upon each Assignor, its successors and assigns; provided, however, that no Assignor shall assign any of its rights or obligations hereunder, and (iii) inure, together with the rights and remedies of the Collateral Trustee hereunder, to the benefit of the Collateral Trustee, the other Secured Parties and their respective successors, transferees and assigns. All agreements, statements, representations and warranties made by each Assignor herein or in any certificate or other instrument delivered by such Assignor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of this Agreement and the other Secured Debt Documents regardless of any investigation made by the Secured Parties or on their behalf.

10.5  Headings Descriptive.  The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

10.6  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL.  (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE OR PERMIT THE LAWS OF ANY OTHER JURISDICTION TO APPLY.

(b)           All judicial proceedings brought against any party hereto arising out of or relating to this Agreement or any of the other Security Documents may be brought in any state or federal court of competent jurisdiction in the State, County and City of New York.  By executing and delivering this Agreement, each Pledgor, for itself and in connection with its properties, irrevocably:

(A)           accepts generally and unconditionally the nonexclusive jurisdiction and venue of such courts;

(B)           waives any defense of forum non conveniens;

(C)           agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such party at its address provided in accordance with Section 7.7 of the Collateral Trust Agreement;

(D)           agrees that service as provided in clause (C) above is sufficient to confer personal jurisdiction over such party in any such proceeding in any such court and otherwise constitutes effective and binding service in every respect; and

(E)           agrees that each party hereto retains the right to serve process in any other manner permitted by law or to bring proceedings against any party in the courts of any other jurisdiction.

(c)           Each party to this Agreement waives its rights to a jury trial of any claim or cause of action based upon or arising under this Agreement or any of the other Security Documents or any dealings between them relating to the subject matter of this Agreement or the intents and purposes of the other Security Documents.  The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement and the other Security Documents, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims.  Each party to this Agreement acknowledges that this waiver is a material inducement to enter into a business relationship, that each party hereto has already relied on this waiver in entering into this Agreement, and that each party hereto will continue to rely on this waiver in its related future dealings.  Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.  This waiver is irrevocable, meaning that it may not be modified either orally or in writing (other than by a mutual written waiver specifically referring to this Section 10.6 and executed by each of the parties hereto), and this waiver will apply to any subsequent amendments, renewals, supplements or modifications of or to this Agreement or any of the other Security Documents or to any other documents or agreements relating thereto.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

10.7  Assignor’s Duties.  It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Assignor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Collateral Trustee shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Collateral Trustee be required or obligated in any manner to perform or fulfill any of the obligations of any Assignor under or with respect to any Collateral.

10.8  Termination; Release.  (a)  After the occurrence of the Discharge of Priority Lien Obligations and the discharge of all other Secured Debt Obligations, this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation in Section 8.1, shall survive such termination) and the Collateral Trustee, at the request and expense of the respective Assignor, will (without recourse and without any representation or warranty) promptly execute and deliver to such Assignor a proper instrument or instruments (including UCC termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Collateral Trustee and as has not theretofore been sold or otherwise applied or released pursuant to Article VII of this Agreement.

(b)           In the event that the Collateral Trustee’s Liens on any portion of the Collateral have been released pursuant to Section 4.1(a) of the Collateral Trust Agreement, the Collateral Trustee, at the request and expense of such Assignor, will duly and promptly release from the security interest created hereby (and will execute and deliver such documentation, including termination or partial release statements and the like in connection therewith) and assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or otherwise disposed of, or released, and as may be in the possession of the Collateral Trustee and has not theretofore been released pursuant to this Agreement.

(c)           At any time that an Assignor desires that the Collateral Trustee take any action to acknowledge or give effect to any release of Collateral pursuant to the foregoing Section 10.8(a) or (b), such Assignor shall deliver to the Collateral Trustee a certificate signed by a principal executive officer of such Assignor stating that the release of the respective Collateral is permitted pursuant to such Section 10.8(a) or (b).  If reasonably requested by the Collateral Trustee (although the Collateral Trustee shall have no obligation to make such request), the relevant Assignor shall furnish appropriate legal opinions (from counsel, reasonably acceptable to the Collateral Trustee) to the effect set forth in this Section 10.8(c).

(d)           The Collateral Trustee shall have no liability whatsoever to any other Secured Party as the result of any release of Collateral by it in accordance with (or which the Collateral Trustee in good faith believes to be in accordance with) this Section 10.8.

10.9  Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  A set of counterparts executed by all the parties hereto shall be lodged with the Issuer and the Collateral Trustee.  Delivery of an executed counterpart of a signature page to this Agreement, or of any amendment or waiver of any provision of this Agreement or of any joinder agreement, by telecopier or in “pdf” or similar format by electronic mail, shall be effective as delivery of an original executed counterpart thereof.

10.10  Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.11  The Collateral Trustee and the other Secured Parties.  The Collateral Trustee will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement.  It is expressly understood and agreed that the obligations of the Collateral Trustee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement, in the Collateral Trust Agreement and in Articles Seven and Eleven of the Indenture, subject to the terms of the Intercreditor Agreement.  The Collateral Trustee shall act hereunder on the terms and conditions set forth herein, in the Collateral Trust Agreement and in Articles Seven and Eleven of the Indenture, subject to the terms of the Intercreditor Agreement.

10.12  Additional Assignors.  It is understood and agreed that any Person that desires to become an Assignor hereunder, or is required to execute a counterpart of this Agreement after the date hereof pursuant to the requirements of the Indenture or any other Secured Debt Document, shall become an Assignor hereunder by (x) executing a counterpart hereof and delivering same to the Collateral Trustee or by executing a joinder agreement and delivering same to the Collateral Trustee, in each case as may be requested by (and in form and substance satisfactory to) the Collateral Trustee, (y) delivering a Perfection Certificate Supplement with respect to such additional Assignor on such date and (z) taking all actions as specified in this Agreement as would have been taken by such Assignor had it been an original party to this Agreement, in each case with all documents required above to be delivered to the Collateral Trustee and with all documents and actions required above to be taken to the reasonable satisfaction of the Collateral Trustee.  Upon the execution and delivery, or authentication, by any Person of a counterpart hereof or a joinder agreement, such Person shall be referred to as an “Additional Assignor” and shall be and become a Assignor hereunder, and each reference in this Agreement and the other Secured Debt Documents to “Assignor” shall also mean and be a reference to such Additional Assignor, and each reference in this Agreement and the other Secured Debt Documents to “Collateral” shall also mean and be a reference to the Collateral of such Additional Assignor.

10.13  Intellectual Property Security Agreements.  In the event of any conflict between the terms of this Agreement and the Intellectual Property Security Agreements, the terms of this Agreement shall govern and control.

10.14  Intercreditor Agreement.  Notwithstanding anything herein to the contrary, the liens and security interests granted to the Collateral Trustee pursuant to this Agreement in any Collateral and the exercise of any right or remedy by the Collateral Trustee with respect to any Collateral hereunder are subject to the provisions of the Intercreditor Agreement, dated as of September 30, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among the Issuer, the other Assignors from time to time party thereto, the ABL Collateral Trustee and the Collateral Trustee, and certain other Persons party or that may become party thereto from time to time.  In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.

[Remainder of this page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

ACCO BRANDS CORPORATION, as an Assignor

By:	/s/Steven Rubin
Name: Steven Rubin
Title: Senior Vice President, Secretary and General Counsel

ACCO BRANDS USA LLC, as an Assignor

By:	/s/Steven Rubin
Name: Steven Rubin
Title: Vice President and Secretary

DAY-TIMERS INC., as an Assignor

By:	/s/Steven Rubin
Name: Steven Rubin
Title: Vice President and Secretary

GENERAL BINDING CORPORATION, as an Assignor

By:	/s/Steven Rubin
Name: Steven Rubin
Title: Vice President and Secretary

ACCO INTERNATIONAL HOLDINGS, INC., as an Assignor

By:	/s/Steven Rubin
Name: Steven Rubin
Title: Vice President and Secretary

  [SIGNATURE PAGE TO NOTE SECURITY AGREEMENT]

GBC INTERNATIONAL, INC., as an Assignor

By:	/s/Steven Rubin
Name: Steven Rubin
Title: Vice President and Secretary

ACCO BRANDS INTERNATIONAL, INC., as an Assignor

By:	/s/Steven Rubin
Name: Steven Rubin
Title: Vice President and Secretary

ACCO EUROPE FINANCE HOLDINGS, LLC, as an Assignor

By:	/s/Steven Rubin
Name: Steven Rubin
Title: Vice President and Secretary

ACCO EUROPE INTERNATIONAL HOLDINGS LLC, as an Assignor

By:	/s/Steven Rubin
Name: Steven Rubin
Title: Vice President and Secretary

BOONE INTERNATIONAL, INC., as an Assignor

By:	/s/Steven Rubin
Name: Steven Rubin
Title: Vice President and Secretary

[SIGNATURE PAGE TO NOTE SECURITY AGREEMENT]

POLYBLEND CORPORATION, as an Assignor

By:	/s/Steven Rubin
Name: Steven Rubin
Title: Vice President and Secretary

SWINGLINE, INC., as an Assignor

By:	/s/Steven Rubin
Name: Steven Rubin
Title: Vice President and Secretary

[SIGNATURE PAGE TO NOTE SECURITY AGREEMENT]

Accepted and Agreed to:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Trustee

By:	/s/Diane Swanson
Name: Diane Swanson
Title: Vice President

[SIGNATURE PAGE TO NOTE SECURITY AGREEMENT]

SCHEDULE 2.1(a)
to
SECURITY AGREEMENT

CERTAIN MATERIAL U.S. INTELLECTUAL PROPERTY

SCHEDULE 2.1(b)
to
SECURITY AGREEMENT

CERTAIN OTHER U.S. INTELLECTUAL PROPERTY

SCHEDULE 2.1(c)
to
SECURITY AGREEMENT

CERTAIN MATERIAL FOREIGN INTELLECTUAL PROPERTY

SCHEDULE 4.1(d)
to
SECURITY AGREEMENT

CERTAIN INTELLECTUAL PROPERTY MATTERS

SCHEDULE 4.1(e)
to
SECURITY AGREEMENT

CERTAIN INTELLECTUAL PROPERTY MATTERS

SCHEDULE 4.1(i)
to
SECURITY AGREEMENT

CERTAIN INTELLECTUAL PROPERTY MATTERS

SCHEDULE 4.1(j)
to
SECURITY AGREEMENT

CERTAIN INTELLECTUAL PROPERTY MATTERS

SCHEDULE 5.1(d)
to
SECURITY AGREEMENT

CERTAIN INTELLECTUAL PROPERTY MATTERS

SCHEDULE 5.1(e)
to
SECURITY AGREEMENT

CERTAIN INTELLECTUAL PROPERTY MATTERS

SCHEDULE 5.1(j)
to
SECURITY AGREEMENT

CERTAIN INTELLECTUAL PROPERTY MATTERS

SCHEDULE 5.1(k)
to
SECURITY AGREEMENT

CERTAIN INTELLECTUAL PROPERTY MATTERS

ANNEX A
to
SECURITY AGREEMENT
TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT, dated as of September 30, 2009, (the “Trademark Security Agreement”), made by each of the undersigned assignors (individually, an “Assignor”, and, collectively, the “Assignors”) in favor of U.S. Bank National Association, as Collateral Trustee for the benefit of the Secured Parties (in such capacity, the “Assignee” or the “Collateral Trustee”).

W I T N E S S E T H:

WHEREAS, the Assignors are party to that certain Security Agreement of even date herewith (as amended, modified, restated and/or supplemented from time to time, the “Security Agreement”) in favor of the Assignee pursuant to which the Assignors are required to execute and deliver this Trademark Security Agreement;

NOW, THEREFORE, in consideration of the benefits accruing to each Assignor, the receipt and sufficiency of which are hereby acknowledged, each Assignor hereby makes covenants and agrees with the Assignee for the benefit of the Secured Parties as follows:

SECTION 1.    Defined Terms.  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Security Agreement.  For purposes of this Trademark Security Agreement, the term “Marks” shall mean (i) all United States and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, service marks, certification marks, collective marks, trade dress, slogans, logos, other source or business identifiers, designs and general intangibles of a like nature, and with respect to any and all of the foregoing:  (i) all registrations and applications for any of the foregoing, (ii) all extensions or renewals of any of the foregoing, (iii) all common-law rights related thereto, (iv) all corresponding rights thereto throughout the world, (v) all of the goodwill of the business connected with the use of and symbolized by the foregoing, (vi) the right to sue for past, present and future infringement, dilution or other violation of any of the foregoing or for any injury to goodwill, and (vii) all Proceeds of the foregoing, including licenses, royalties, income, fees, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto.

 SECTION 2.    Grant of Security Interest in Mark Collateral.  As security for the prompt and complete payment and performance when due of all of its Secured Debt Obligations, each Assignor does hereby pledge and grant to the Assignee, for the benefit of the Secured Parties, a continuing security interest in all of the right, title and interest of such Assignor in, to and under all of the following personal and fixture property (and all rights therein) of such Assignor, or in which or to which such Assignor has any rights, in each case now existing or hereafter from time to time acquired (collectively, the “Pledged Trademark Collateral”):

(a)  all Marks of such Assignor, including, without limitation, the registered and applied-for Marks of such Assignor listed on Schedule I attached hereto; and

ANNEX A

(b)  to the extent not included in clause (a), all Proceeds and products of any and all of the foregoing.

Notwithstanding anything to the contrary contained in clauses (a) and (b) above, the security interest created by this Trademark Security Agreement shall not extend to any Mark application filed in the United States Patent and Trademark Office on the basis of the Assignor’s intent to use such Mark prior to the filing of a statement of use or amendment to allege use of such Mark, if the grant of the security interest therein as contemplated by the Security Agreement would result in the unenforceability or invalidity of such Mark application or the registration that issues therefrom; provided, that to the extent such application is excluded from the Collateral, upon the submission of evidence of use of such Mark to the United States Patent and Trademark Office, such Mark application shall automatically be included in the Collateral, without further action on any party’s part, and other Excluded Assets.

SECTION 3.    Security Agreement.  The lien and security interest granted to the Assignee, pursuant to this Trademark Security Agreement, is granted in conjunction with the lien and security interest granted to the Assignee pursuant to the Security Agreement and Assignors hereby acknowledge and affirm that the rights and remedies of the Assignee with respect to the lien and security interest in the Marks made and granted hereby are more fully set forth in the Security Agreement, which are subject to the terms of and provisions of the Intercreditor Agreement as described therein.  In the event of any conflict between the terms of the Security Agreement and this Trademark Security Agreement, the terms of the Security Agreement shall govern and control.

SECTION 4.    Recordation.  Each Assignor hereby authorizes and requests that the Commissioner of Patents and Trademarks record this Trademark Security Agreement.

SECTION 5.    Termination.  After the occurrence of the Discharge of Priority Lien Obligations and the discharge of the other Secured Debt Obligations, this Trademark Security Agreement shall terminate and the Collateral Trustee, at the request and expense of the respective Assignor, will (without recourse and without any representation or warranty) promptly execute and deliver to such Assignor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Pledged Trademark Collateral as may be in the possession of the Collateral Trustee and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement.

SECTION 6.    GOVERNING LAW.  THIS TRADEMARK SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE OR PERMIT THE LAWS OF ANY OTHER JURISDICTION TO APPLY.

SECTION 7.    Intercreditor Agreement Governs.  Notwithstanding anything herein to the contrary, the liens and security interests granted to the Assignee, pursuant to this

ANNEX A

Trademark Security Agreement are subject to the provisions of the Intercreditor Agreement.  In the event of any conflict between the terms of the Intercreditor Agreement and this Trademark Security Agreement, the terms of the Intercreditor Agreement shall govern and control.

 SECTION 8.    Counterparts.  This Trademark Security Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  A set of counterparts executed by all the parties hereto shall be lodged with the Assignors and the Assignee.  Delivery of an executed counterpart of a signature page to this Trademark Security Agreement, or of any amendment or waiver of any provision of this Trademark Security Agreement, by telecopier or in “pdf” or similar format by electronic mail, shall be effective as delivery of an original executed counterpart thereof.

[Remainder of This Page Intentionally Left Blank.]

ANNEX A

IN WITNESS WHEREOF, the parties hereto have caused this Trademark Security Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

ACCO BRANDS CORPORATION, as an Assignor

By:
Name:
Title:

ACCO BRANDS USA LLC, as an Assignor

By:
Name:
Title:

DAY-TIMERS INC., as an Assignor

By:
Name:
Title:

GENERAL BINDING CORPORATION, as an Assignor

By:
Name:
Title:

ACCO INTERNATIONAL HOLDINGS, INC., as an Assignor

By:
Name:
Title:

ANNEX A

GBC INTERNATIONAL, INC., as an Assignor

By:
Name:
Title:

ACCO BRANDS INTERNATIONAL, INC., as an Assignor

By:
Name:
Title:

ACCO EUROPE FINANCE HOLDINGS, LLC, as an Assignor

By:
Name:
Title:

ACCO EUROPE INTERNATIONAL HOLDINGS LLC, as an Assignor

By:
Name:
Title:

BOONE INTERNATIONAL, INC., as an Assignor

By:
Name:
Title:

ANNEX A

POLYBLEND CORPORATION, as an Assignor

By:
Name:
Title:

SWINGLINE, INC., as an Assignor

By:
Name:
Title:

Accepted and Agreed to:

U.S. BANK NATIONAL ASSOCIATION, as Assignee Collateral Trustee

By:
Name:
Title:

STATE OF ______________ )
)  ss.:
COUNTY OF ____________)

On this ____ day of _________, ____, before me personally came ________ ________________ who, being by me duly sworn, did state as follows:  that [s]he is ______________ of [Name of Grantor], that [s]he is authorized to execute the foregoing Grant on behalf of said ____________ and that [s]he did so by authority of the [Board of Directors] of said ____________.

_________________________
           Notary Public

STATE OF ______________ )
)  ss:
COUNTY OF ____________)

On this ____ day of _________, ____, before me personally came ________ _____________________ who, being by me duly sworn, did state as follows:  that [s]he is __________________ of [Name of Collateral Trustee], that [s]he is authorized to execute the foregoing Grant on behalf of said ____________ and that [s]he did so by authority of the Board of Directors of said _____________.

____________________________
             Notary Public

SCHEDULE A

SCHEDULE I
to
TRADEMARK SECURITY AGREEMENT

ANNEX B
to
SECURITY AGREEMENT
PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT, dated as of September 30, 2009, (the “Patent Security Agreement”), made by each of the undersigned assignors (individually, an “Assignor”, and, collectively, the “Assignors”) in favor of U.S. Bank National Association, as Collateral Trustee for the benefit of the Secured Parties (in such capacity, the “Assignee” or the “Collateral Trustee”).

W I T N E S S E T H:

WHEREAS, the Assignors are party to that certain Security Agreement of even date herewith (as amended, modified, restated and/or supplemented from time to time, the “Security Agreement”) in favor of the Assignee pursuant to which the Assignors are required to execute and deliver this Patent Security Agreement;

NOW, THEREFORE, in consideration of the benefits accruing to each Assignor, the receipt and sufficiency of which are hereby acknowledged, each Assignor hereby makes covenants and agrees with the Assignee for the benefit of the Secured Parties as follows:

SECTION 1.    Defined Terms.  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Security Agreement.  For purposes of this Patent Security Agreement, the term “Patents” shall mean all United States and foreign patents, certificates of invention, industrial designs or similar industrial property rights, and applications for any of the foregoing, including, but not limited to:  (i) all reissues, divisions, continuations (including, but not limited to, continuations-in-part and improvements thereof), extensions, renewals, and reexaminations thereof, (ii) inventions described and claimed therein, (iii) all rights corresponding thereto throughout the world, (iv) all inventions and improvements described therein, (v) all rights to sue for past, present and future infringements or other violations thereof, (vi) all licenses, claims, damages, and proceeds of suit arising therefrom, and (vii) all Proceeds of the foregoing, including licenses, royalties, income, fees, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto.

 SECTION 2.    Grant of Security Interest in Patent Collateral.  As security for the prompt and complete payment and performance when due of all of its Secured Debt Obligations, each Assignor does hereby pledge and grant to the Assignee, for the benefit of the Secured Parties, a continuing security interest in all of the right, title and interest of such Assignor in, to and under all of the following personal and fixture property (and all rights therein) of such Assignor, or in which or to which such Assignor has any rights, in each case now existing or hereafter from time to time acquired (collectively, the “Pledged Patent Collateral”):

(a)  all Patents of such Assignor, including, without limitation, the registered and applied-for Patents of such Assignor listed on Schedule I attached hereto; and

ANNEX B

(b)  to the extent not included in clause (a), all Proceeds and products of any and all of the foregoing.

Notwithstanding anything to the contrary contained in clauses (a) and (b) above, the security interest created by this Patent Security Agreement shall not extend to any Excluded Assets.

SECTION 3.    Security Agreement.  The lien and security interest granted to the Assignee, pursuant to this Patent Security Agreement, is granted in conjunction with the lien and security interest granted to the Assignee pursuant to the Security Agreement and Assignors hereby acknowledge and affirm that the rights and remedies of the Assignee with respect to the lien and security interest in the Patents made and granted hereby are more fully set forth in the Security Agreement, which are subject to the terms of and provisions of the Intercreditor Agreement as described therein.  In the event of any conflict between the terms of the Security Agreement and this Patent Security Agreement, the terms of the Security Agreement shall govern and control.

SECTION 4.    Recordation.  Each Assignor hereby authorizes and requests that the Commissioner of Patents and Trademarks record this Patent Security Agreement.

SECTION 5.    Termination.  After the occurrence of the Discharge of Priority Lien Obligations and the discharge of the other Secured Debt Obligations, this Patent Security Agreement shall terminate and the Collateral Trustee, at the request and expense of the respective Assignor, will (without recourse and without any representation or warranty) promptly execute and deliver to such Assignor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Pledged Trademark Collateral as may be in the possession of the Collateral Trustee and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement.

SECTION 6.    GOVERNING LAW.  THIS PATENT SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE OR PERMIT THE LAWS OF ANY OTHER JURISDICTION TO APPLY.

SECTION 7.    Intercreditor Agreement Governs.  Notwithstanding anything herein to the contrary, the liens and security interests granted to the Assignee, pursuant to this Patent Security Agreement are subject to the provisions of the Intercreditor Agreement.  In the event of any conflict between the terms of the Intercreditor Agreement and this Patent Security Agreement, the terms of the Intercreditor Agreement shall govern and control.

 SECTION 8.    Counterparts.  This Patent Security Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together

ANNEX B

constitute one and the same instrument.  A set of counterparts executed by all the parties hereto shall be lodged with the Assignors and the Assignee.  Delivery of an executed counterpart of a signature page to this Patent Security Agreement, or of any amendment or waiver of any provision of this Patent Security Agreement, by telecopier or in “pdf” or similar format by electronic mail, shall be effective as delivery of an original executed counterpart thereof.

[Remainder of This Page Intentionally Left Blank.]

ANNEX B

IN WITNESS WHEREOF, the parties hereto have caused this Patent Security Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

ACCO BRANDS CORPORATION, as an Assignor

By:
Name:
Title:

ACCO BRANDS USA LLC, as an Assignor

By:
Name:
Title:

DAY-TIMERS INC., as an Assignor

By:
Name:
Title:

GENERAL BINDING CORPORATION, as an Assignor

By:
Name:
Title:

ACCO INTERNATIONAL HOLDINGS, INC., as an Assignor

By:
Name:
Title:

ANNEX H

GBC INTERNATIONAL, INC., as an Assignor

By:
Name:
Title:

ACCO BRANDS INTERNATIONAL, INC., as an Assignor

By:
Name:
Title:

ACCO EUROPE FINANCE HOLDINGS, LLC, as an Assignor

By:
Name:
Title:

ACCO EUROPE INTERNATIONAL HOLDINGS LLC, as an Assignor

By:
Name:
Title:

BOONE INTERNATIONAL, INC., as an Assignor

By:
Name:
Title:

ANNEX H

POLYBLEND CORPORATION, as an Assignor

By:
Name:
Title:

SWINGLINE, INC., as an Assignor

By:
Name:
Title:

Accepted and Agreed to:

U.S. BANK NATIONAL ASSOCIATION, as Asignee and Collateral Trustee

By:
Name:
Title:

STATE OF ______________ )
)  ss:
COUNTY OF_____________)

On this ____ day of _________, ____, before me personally came ________ ________________ who, being by me duly sworn, did state as follows:  that [s]he is ______________ of [Name of Grantor], that [s]he is authorized to execute the foregoing Grant on behalf of said ____________ and that [s]he did so by authority of the Board of Directors of said ____________.

_________________________
           Notary Public

STATE OF ______________)
)  ss:
COUNTY OF ____________)

On this ____ day of _________, ____, before me personally came ________ _____________________ who, being by me duly sworn, did state as follows:  that [s]he is __________________ of [Name of Collateral Trustee], that [s]he is authorized to execute the foregoing Grant on behalf of said ____________ and that [s]he did so by authority of the Board of Directors of said _____________.

____________________________
             Notary Public

SCHEDULE A

SCHEDULE I
to
PATENT SECURITY AGREEMENT

ANNEX C
to
SECURITY AGREEMENT

COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT, dated as of September 30, 2009, (the “Copyright Security Agreement”), made by each of the undersigned assignors (individually, an “Assignor”, and, collectively, the “Assignors”) in favor of U.S. Bank National Association, as Collateral Trustee for the benefit of the Secured Parties (in such capacity, the “Assignee” or the “Collateral Trustee”).

W I T N E S S E T H:

WHEREAS, the Assignors are party to that certain Security Agreement of even date herewith (as amended, modified, restated and/or supplemented from time to time, the “Security Agreement”) in favor of the Assignee pursuant to which the Assignors are required to execute and deliver this Copyright Security Agreement;

NOW, THEREFORE, in consideration of the benefits accruing to each Assignor, the receipt and sufficiency of which are hereby acknowledged, each Assignor hereby makes covenants and agrees with the Assignee for the benefit of the Secured Parties as follows:

SECTION 1.    Defined Terms.  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Security Agreement.  For purposes of this Copyright Security Agreement, the term “Copyrights” shall mean all United States or foreign copyrights (including community designs), including copyrights in software and databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or not registered and whether published or unpublished, and, with respect to any and all of the foregoing:  (i) all registrations and applications therefor (whether in the United States Copyright Office or any foreign equivalent office), (ii) all extensions and renewals thereof, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue for past, present and future infringements thereof and (v) all Proceeds of the foregoing, including licenses, royalties, income, fees, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto.

SECTION 2.    Grant of Security Interest in Copyright Collateral.  As security for the prompt and complete payment and performance when due of all of its Secured Debt Obligations, each Assignor does hereby pledge and grant to the Assignee, for the benefit of the Secured Parties, a continuing security interest in all of the right, title and interest of such Assignor in, to and under all of the following personal and fixture property (and all rights therein) of such Assignor, or in which or to which such Assignor has any rights, in each case now existing or hereafter from time to time acquired (collectively, the “Pledged Copyright Collateral”):

(a)  all Copyrights of such Assignor, including, without limitation, the registered and applied-for Copyrights of such Assignor listed on Schedule I attached hereto; and

    ANNEX C

(b)  to the extent not included in clause (a), all Proceeds and products of any and all of the foregoing.

Notwithstanding anything to the contrary contained in clauses (a) and (b) above, the security interest created by this Copyright Security Agreement shall not extend to any Excluded Assets.

SECTION 3.    Security Agreement.  The lien and security interest granted to the Assignee, pursuant to this Copyright Security Agreement, is granted in conjunction with the lien and security interest granted to the Assignee pursuant to the Security Agreement and Assignors hereby acknowledge and affirm that the rights and remedies of the Assignee with respect to the lien and security interest in the Copyrights made and granted hereby are more fully set forth in the Security Agreement, which are subject to the terms of and provisions of the Intercreditor Agreement as described therein.  In the event of any conflict between the terms of the Security Agreement and this Copyright Security Agreement, the terms of the Security Agreement shall govern and control.

SECTION 4.    Recordation.  Each Assignor hereby authorizes and requests that the United States Copyright Office record this Copyright Security Agreement.

SECTION 5.    Termination.  After the occurrence of the Discharge of Priority Lien Obligations and the discharge of the other Secured Debt Obligations, this Copyright Security Agreement shall terminate and the Collateral Trustee, at the request and expense of the respective Assignor, will (without recourse and without any representation or warranty) promptly execute and deliver to such Assignor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Pledged Trademark Collateral as may be in the possession of the Collateral Trustee and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement.

SECTION 6.    GOVERNING LAW.  THIS COPYRIGHT SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE OR PERMIT THE LAWS OF ANY OTHER JURISDICTION TO APPLY.

SECTION 7.    Intercreditor Agreement Governs.  Notwithstanding anything herein to the contrary, the liens and security interests granted to the Assignee, pursuant to this Copyright Security Agreement are subject to the provisions of the Intercreditor Agreement.  In the event of any conflict between the terms of the Intercreditor Agreement and this Copyright Security Agreement, the terms of the Intercreditor Agreement shall govern and control.

 SECTION 8.    Counterparts.  This Copyright Security Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  A set of counterparts executed by all the

ANNEX C

parties hereto shall be lodged with the Assignors and the Assignee.  Delivery of an executed counterpart of a signature page to this Copyright Security Agreement, or of any amendment or waiver of any provision of this Copyright Security Agreement, by telecopier or in “pdf” or similar format by electronic mail, shall be effective as delivery of an original executed counterpart thereof.

[Remainder of This Page Intentionally Left Blank.]

ANNEX C

IN WITNESS WHEREOF, the parties hereto have caused this Copyright Security Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

ACCO BRANDS CORPORATION, as an Assignor

By:
Name:
Title:

ACCO BRANDS USA LLC, as an Assignor

By:
Name:
Title:

DAY-TIMERS INC., as an Assignor

By:
Name:
Title:

GENERAL BINDING CORPORATION, as an Assignor

By:
Name:
Title:

ACCO INTERNATIONAL HOLDINGS, INC., as an Assignor

By:
Name:
Title:

ANNEX C

GBC INTERNATIONAL, INC., as an Assignor

By:
Name:
Title:

ACCO BRANDS INTERNATIONAL, INC., as an Assignor

By:
Name:
Title:

ACCO EUROPE FINANCE HOLDINGS, LLC, as an Assignor

By:
Name:
Title:

ACCO EUROPE INTERNATIONAL HOLDINGS LLC, as an Assignor

By:
Name:
Title:

BOONE INTERNATIONAL, INC., as an Assignor

By:
Name:
Title:

ANNEX C

POLYBLEND CORPORATION, as an Assignor

By:
Name:
Title:

SWINGLINE, INC., as an Assignor

By:
Name:
Title:

Accepted and Agreed to:

U.S. BANK NATIONAL ASSOCIATION, as Asignee and Collateral Trustee

By:
Name:
Title:

STATE OF                              )
)  ss:
COUNTY OF                         )

On this __ day of _________, ____, before me personally came ___________ ______________, who being duly sworn, did depose and say that [s]he is ___________________ of [Name of Grantor], that [s]he is authorized to execute the foregoing Grant on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.

____________________________
             Notary Public

STATE OF ______________ )
)  ss.:
COUNTY OF____________ )

On this ____ day of _________, ____, before me personally came ________ __________________ who, being by me duly sworn, did state as follows:  that [s]he is __________________ of [Name of Collateral Trustee], that [s]he is authorized to execute the foregoing Grant on behalf of said __________ and that [s]he did so by authority of the Board of Directors of said _____________.

____________________________
             Notary Public

SCHEDULE I
to
COPYRIGHT SECURITY AGREEMENT

TABLE OF CONTENTS

 Page

ARTICLE I SECURITY INTERESTS	2

1.1 Grant of Security Interests	2
1.2 Power of Attorney	4

ARTICLE II GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS	6

2.1 Necessary Filings	6
2.2 No Liens	7
2.3 Other Financing Statements	7
2.4 Chief Executive Office, Record Locations	7
2.5 Location of Inventory and Equipment	8
2.6 Legal Names; Type of Organization (and Whether a Registered Organization and/or a Transmitting Utility); Jurisdiction of Organization; Location; Organizational Identification Numbers; Federal Employer Identification Number; Changes Thereto; etc.	8
2.7 Trade Names; Etc.	9
2.8 Certain Significant Transactions.	9
2.9 Non-UCC Property	9
2.10 As-Extracted Collateral; Timber-to-be-Cut	10
2.11 Collateral in the Possession of a Warehouseman, Bailee or Agent	10
2.12 Inventory and Equipment	10
2.13 Perfection Certificate	11
2.14 Recourse	11

ARTICLE III SPECIAL PROVISIONS CONCERNING ACCOUNTS; CONTRACT RIGHTS; INSTRUMENTS; CHATTEL PAPER AND CERTAIN OTHER COLLATERAL	11

3.1 Additional Representations and Warranties	11
3.2 Maintenance of Records	11
3.3 Direction to Account Debtors; Contracting Parties; etc.	12
3.4 Modification of Terms; etc.	13
3.5 Collection	13
3.6 Instruments	13
3.7 Assignors Remain Liable Under Accounts	14
3.8 Assignors Remain Liable Under Contracts	14
3.9 Deposit Accounts; Etc.	14
3.10 Letter-of-Credit Rights	15
3.11 Commercial Tort Claims	15
3.12 Chattel Paper	16
3.13 Further Actions	16

ARTICLE IV SPECIAL PROVISIONS CONCERNING TRADEMARKS AND DOMAIN NAMES	16

4.1 Additional Representations and Warranties	16
4.2 Licenses and Assignments	18
4.3 Infringements	18
4.4 Preservation of Marks and Domain Names	19
4.5 Maintenance of Registration	19
4.6 Notice of Proceedings	20
4.7 Prosecution of Mark Applications	20
4.8 Future Acquired Marks and Domain Names	20
4.9 Remedies	20

ARTICLE V SPECIAL PROVISIONS CONCERNING PATENTS, COPYRIGHTS AND TRADE SECRETS	21

5.1 Additional Representations and Warranties	21
5.2 Licenses and Assignments	22
5.3 Infringements	23
5.4 Maintenance of Patents or Copyrights	23
5.5 Notice of Proceedings	24
5.6 Prosecution of Patent Applications	24
5.7 Further Acquired Patents, Copyrights and other Intellectual Property	24
5.8 Remedies	25

ARTICLE VI PROVISIONS CONCERNING ALL COLLATERAL	26

6.1 Protection of Collateral Trustee’s Security	26
6.2 Warehouse Receipts Non-Negotiable	26
6.3 Additional Information.	26
6.4 Further Actions	27
6.5 Financing Statements	27
6.6 Intellectual Property Filings	27

ARTICLE VII REMEDIES UPON OCCURRENCE OF AN EVENT OF DEFAULT	28

7.1 Remedies; Obtaining the Collateral Upon Default	28
7.2 Remedies; Disposition of the Collateral	29
7.3 Waiver of Claims	30
7.4 Application of Proceeds	31
7.5 Remedies Cumulative	31
7.6 Discontinuance of Proceedings	31

ARTICLE VIII INDEMNITY	32

8.1 Indemnity	32
8.2 Indemnity Obligations Secured by Collateral; Survival	33

ARTICLE IX DEFINITIONS	33

ARTICLE X MISCELLANEOUS	40
10.1 Notices	40
10.2 Waiver; Amendment	40
10.3 Obligations Absolute	40
10.4 Successors and Assigns	40
10.5 Headings Descriptive	41
10.6 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL.	41
10.7 Assignor’s Duties	42
10.8 Termination; Release	42
10.9 Counterparts	43
10.10 Severability	43
10.11 The Collateral Trustee and the other Secured Parties	43
10.12 Additional Assignors	43
10.13 Intellectual Property Security Agreements	44
10.14 Intercreditor Agreement	44

SCHEDULE 2.1(a)	Certain Material U.S. Intellectual Property
SCHEDULE 2.1(b)	Certain Other U.S. Intellectual Property
SCHEDULE 2.1(c)	Certain Material Foreign Intellectual Property
SCHEDULE 4.1(d)	Certain Intellectual Property Matters
SCHEDULE 4.1(e)	Certain Intellectual Property Matters
SCHEDULE 4.1(i)	Certain Intellectual Property Matters
SCHEDULE 4.1(j)	Certain Intellectual Property Matters
SCHEDULE 5.1(d)	Certain Intellectual Property Matters
SCHEDULE 5.1(e)	Certain Intellectual Property Matters
SCHEDULE 5.1(j)	Certain Intellectual Property Matters
SCHEDULE 5.1(k)	Certain Intellectual Property Matters

ANNEX A	Trademark Security Agreement
ANNEX B	Patent Security Agreement
ANNEX C	Copyright Security Agreement

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